                                                                   EXHIBIT 10.18






================================================================================

                               AETHER SYSTEMS LLC
                                  as Borrower,


                                       and


                           THE GUARANTORS PARTY HERETO

                             ----------------------


                                   $17,000,000
                                CREDIT AGREEMENT
                         Dated as of September 28, 1999

                             ----------------------


                              MERRILL LYNCH & CO.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
          as Lead Arranger, Syndication Agent and Administrative Agent,


                                       and


                            THE LENDERS PARTY HERETO

================================================================================

                                TABLE OF CONTENTS


       This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                                  Page
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
Section 1.    Definitions, Accounting Matters and Rules of Construction..............................................1

      1.01.   Certain Defined Terms..................................................................................1
      1.02.   Accounting Terms and Determinations...................................................................25
      1.03.   Types of Term Loans...................................................................................26
      1.04.   Rules of Construction.................................................................................26

Section 2.    Term Loan Commitments, Conversions and Continuations, Fees, Register,
              Prepayments and Replacement of Lenders................................................................27

      2.01.   Term Loans............................................................................................27
      2.02.   Borrowings............................................................................................27
      2.03.   Limit on LIBOR Loans..................................................................................27
      2.04.   Terminations and Reductions of Term Loan Commitments..................................................27
      2.05.   Fees..................................................................................................28
      2.06.   Lending Offices.......................................................................................28
      2.07.   Several Obligations of Lenders........................................................................28
      2.08.   Term Notes; Register..................................................................................28
      2.09.   Optional Prepayments and Conversions or Continuations of Term Loans...................................29
      2.10.   Mandatory Prepayments.................................................................................29
      2.11.   Replacement of Lenders................................................................................30

Section 3.    Payments of Principal and Interest....................................................................31

      3.01.   Repayment of Term Loans; Extension of Final Maturity Date.............................................31
      3.02.   Interest..............................................................................................32

Section 4.    Payments; Pro Rata Treatment; Computations; Etc.......................................................32

      4.01.   Payments..............................................................................................32
      4.02.   Pro Rata Treatment....................................................................................33
      4.03.   Computations..........................................................................................33
      4.04.   Minimum Amounts.......................................................................................34
      4.05.   Certain Notices.......................................................................................34
      4.06.   Non-Receipt of Funds by Administrative Agent..........................................................35
      4.07.   Right of Setoff; Sharing of Payments; Etc.............................................................36

Section 5.    Yield Protection, Etc.................................................................................37

      5.01.   Additional Costs......................................................................................37
      5.02.   Inability to Determine Interest Rate..................................................................38
      5.03.   Illegality............................................................................................38

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
                                                                                                                  Page
                                                                                                                  ----

      5.04.   Treatment of Affected Term Loans......................................................................38
      5.05.   Compensation..........................................................................................39
      5.06.   Net Payments..........................................................................................39

Section 6.    Guarantee.............................................................................................42

      6.01.   The Guarantee.........................................................................................42
      6.02.   Obligations Unconditional.............................................................................42
      6.03.   Reinstatement.........................................................................................43
      6.04.   Subrogation; Subordination............................................................................44
      6.05.   Remedies..............................................................................................44
      6.06.   Instrument for the Payment of Money...................................................................44
      6.07.   Continuing Guarantee..................................................................................44
      6.08.   General Limitation on Guarantee Obligations...........................................................44

Section 7.    Conditions Precedent..................................................................................45

      7.02.   Conditions to Initial Term Loans......................................................................49
      7.03.   Conditions to Initial and Subsequent Term Loans.......................................................50
      7.04.   Determinations Under Section 7........................................................................50

Section 8.    Representations and Warranties........................................................................50

      8.01.   Corporate Existence; Compliance with Law..............................................................50
      8.02.   Financial Condition; Etc..............................................................................50
      8.03.   Litigation............................................................................................51
      8.04.   No Breach; No Default.................................................................................51
      8.05.   Action................................................................................................51
      8.06.   Approvals.............................................................................................52
      8.07.   ERISA.................................................................................................52
      8.08.   Taxes.................................................................................................52
      8.09.   Investment Company Act; Other Restrictions............................................................53
      8.10.   Environmental Matters.................................................................................53
      8.11.   Environmental Investigations..........................................................................53
      8.12.   Use of Proceeds.......................................................................................54
      8.13.   Subsidiaries, Etc.....................................................................................54
      8.14.   Ownership of Property; Liens..........................................................................54
      8.15.   Security Interest; Absence of Financing Statements; Etc...............................................54
      8.16.   Licenses and Permits..................................................................................54
      8.17.   True and Complete Disclosure; Exchange Act Filings....................................................55
      8.18.   Solvency..............................................................................................55
      8.19.   Contracts.............................................................................................55
      8.20.   Labor Matters.........................................................................................55
      8.21.   Subordinated Debt.....................................................................................55
      8.22.   Year 2000.............................................................................................56
      8.23.   Intellectual Property.................................................................................56
      8.24.   Existing Indebtedness.................................................................................56

                                                                                                                  Page
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
Section 9.    Covenants.............................................................................................56

      9.01.   Financial Statements, Etc.............................................................................57
      9.02.   Litigation, Etc.......................................................................................60
      9.03.   Existence; Compliance with Law; Payment of Taxes; Inspection Rights;
                 Performance of Obligations; Etc....................................................................60
      9.04.   Insurance.............................................................................................61
      9.05.   Limitation on Lines of Business; Limitation on Activities of Borrower.................................61
      9.06.   Limitation on Fundamental Changes, Acquisitions or Dispositions.......................................61
      9.07.   Limitation on Liens...................................................................................63
      9.08.   Prohibition on Disqualified Capital Stock; Limitation on Indebtedness and
                 Contingent Obligations; Limitation on Designated Senior Debt.......................................64
      9.09.   Limitation on Investments; Limitation on Creation of Subsidiaries.....................................65
      9.10.   Limitation on Dividend Payments.......................................................................66
      9.11.   Financial Covenants...................................................................................66
      9.12.   Pledge or Mortgage of Additional Collateral...........................................................67
      9.13.   Security Interests; Further Issuances.................................................................67
      9.14.   Compliance with Environmental Laws....................................................................67
      9.15.   Limitation on Transactions with Affiliates............................................................68
      9.16.   Limitation on Accounting Changes; Limitation on Investment Company Status.............................68
      9.17.   Limitation on Activities of Aether Systems, Inc.......................................................68
      9.18.   Limitation on Certain Restrictions Affecting Subsidiaries.............................................68
      9.19.   Limitation on Payments or Prepayments of Indebtedness or Modification of
                 Debt Documents.....................................................................................68
      9.20.   Year 2000 Compliance..................................................................................69
      9.21.   Tax Sharing Arrangements..............................................................................69
      9.22.   Refinancing...........................................................................................69
      9.23.   Additional Obligors...................................................................................70
      9.24.   Limitation on Issuance or Dispositions of Equity Interests of Subsidiaries............................70

Section 10.   Events of Default.....................................................................................71


Section 11.   Agents................................................................................................74

      11.01.  General Provisions....................................................................................74
      11.02.  Indemnification.......................................................................................76
      11.03.  Consents Under Other Credit Documents.................................................................76

Section 12.   Miscellaneous.........................................................................................76

      12.01.  Waiver................................................................................................76
      12.02.  Notices...............................................................................................76
      12.03.  Expenses, Indemnification, Etc........................................................................77
      12.04.  Amendments, Etc.......................................................................................78
      12.05.  Successors and Assigns................................................................................80
      12.06.  Assignments and Participations........................................................................80

                                                                                                                  Page
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
      12.07.  Survival..............................................................................................82
      12.08.  Captions..............................................................................................83
      12.09.  Counterparts; Interpretation; Effectiveness...........................................................83
      12.10.  Governing Law; Submission to Jurisdiction; Waivers; Etc...............................................83
      12.11.  Confidentiality.......................................................................................83
      12.12.  Independence of Representations, Warranties and Covenants.............................................84
      12.13.  Severability..........................................................................................84

Signatures.........................................................................................................S-1

ANNEX A                -     Term Loan Commitments

SCHEDULE 1.01(a)       -     Guarantors
SCHEDULE 8.02(B)       -     Certain Contingent Obligations of Companies
SCHEDULE 8.03          -     Litigation
SCHEDULE 8.08          -     Tax Matters
SCHEDULE 8.10          -     Environmental Matters
SCHEDULE 8.13          -     Subsidiaries, Etc.
SCHEDULE 8.20          -     Labor Matters
SCHEDULE 8.23          -     Intellectual Property Matters
SCHEDULE 8.24          -     Certain Indebtedness To Remain Outstanding
SCHEDULE 9.07          -     Certain Existing Liens
SCHEDULE 9.09          -     Investments
SCHEDULE 9.15          -     Existing Affiliate Agreements
SCHEDULE 9.19          -     Certain Restrictions Applicable to Subsidiaries

EXHIBIT A              -     Form of Term Note
EXHIBIT B              -     Form of Intercompany Note
EXHIBIT C              -     Form of Solvency Certificate
EXHIBIT D              -     Form of Counsel Opinion
EXHIBIT E              -     Form of Notice of Assignment
EXHIBIT F              -     Form of Notice of Borrowing
EXHIBIT G              -     Form of Notice of Conversion/Continuation
EXHIBIT H              -     Form of Foreign Lender Certificate
EXHIBIT I              -     Form of Assignment Agreement
EXHIBIT J              -     Form of Security Agreement
EXHIBIT K              -     Form of Extension Notice
EXHIBIT L              -     Form of Joinder Agreement
EXHIBIT M              -     Administrative Agent wiring instructions

       CREDIT AGREEMENT dated as of September 28, 1999, among AETHER SYSTEMS LLC, as Borrower; the Guarantors party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that shall become a "Lender" hereunder pursuant to Section 12.06(b) (individually, a "Lender" and, collectively, the "Lenders"); MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as lead arranger (in such capacity, together with its successors in such capacity, "Lead Arranger"), as administrative agent (in such capacity, together with its successors in such capacity, "Administrative Agent"), and as syndication agent (in such capacity, together with its successors in such capacity, "Syndication Agent").

       The parties hereto agree as follows:

       Section 1. Definitions, Accounting Matters and Rules of Construction.

       1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

       "ABR Loans" shall mean Term Loans that bear interest at rates based upon the Alternate Base Rate.

       "Acquisition" shall mean, with respect to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

       "Acquisition Agreement" shall mean the Stock Purchase Agreement dated as of August 19, 1999 by and among Borrower, Mobeo and the selling stockholders identified therein.

       "Acquisition Consideration" shall mean the purchase consideration for any Acquisition and all other payments made and liabilities incurred by any Company in exchange for, or as part of the purchase price for, any Acquisition, whether paid in cash or by exchange of Equity Interests or of Property or otherwise and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumptions of liabilities, "earn-outs" and other Profit Payment Agreements and non-competition agreements.

       "Adjusted Net Income" shall mean, for any period, the consolidated net income (loss) for such period, of the Consolidated Companies calculated in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains or losses for such period from Excluded Dispositions and Dispositions not in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income (other than the proceeds of business interruption insurance) or expense for such period and the tax consequences thereof, (c) the portion of net income (loss) of any Person (other than a Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower or (subject to clause (e) below) any Subsidiary during such period to the extent not in excess of such Person's net income for such period, (d) the net income (loss) of any Person combined with Borrower or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, and (f) any net gain from the collection of proceeds of life insurance or "key man" insurance policies.

       "Administrative Agent" see the introduction hereto.

       "Administrative Agent's Fee Letter" shall mean any agreement entered into by Borrower pursuant to which it shall agree to pay fees to a Lender for acting as Administrative Agent under this Agreement.

       "Advance Date" see Section 4.06.

       "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

       "Affiliate Transaction" see Section 9.15.

       "Agent" shall mean any of Administrative Agent, Lead Arranger or Syndication Agent.

       "Agreement" shall mean this Credit Agreement, as amended from time to time.

       "Alternate Base Rate" shall mean for any day, the higher of (i) the corporate base rate of interest announced by Administrative Agent from time to time, as published for all loans of Lender, changing when said corporate base rate changes, and (ii) the Federal Funds Rate plus 0.50% per annum. The corporate base rate is not necessarily the lowest rate charged by Administrative Agent to its customers.

       "Applicable Lending Office" shall mean, for each Lender and for each Type of Term Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Term Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower in writing as the office by which its Term Loans of such Type are to be made and maintained.

       "Applicable Margin" shall be

       (A) for LIBOR Loans, at any date, the percentage per annum set forth opposite the period set forth below in which such date occurs:

         Period                                      Spread
         ------                                      ------

         Closing - 10/31/99                        500 bps
         11/1/99-11/30/99                          600 bps
         thereafter                                1000 bps


         and (2) for ABR Loans, at any date, the percentage per annum set forth opposite the period set forth below in which such date occurs:

         Period                                      Spread
         ------                                      ------

         Closing - 10/31/99                        400 bps
         11/1/99-11/30/99                          500 bps
         thereafter                                900 bps


       "Approved Fund" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

       "Assignment Agreement" shall mean an assignment agreement substantially in the form of Exhibit I.

       "Bankruptcy Code" shall mean the United States Federal Bankruptcy Code of 1978, as amended or supplemented.

       "Borrower" shall mean Aether Systems LLC, a Delaware limited liability company.

       "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

       "Capital Expenditures" shall mean, for any period, any direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the incurrences of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets, excluding (i) normal replacement and maintenance programs properly charged to current operations, and (ii) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment.

       "Capital Lease" shall mean, for any Person, any lease of any Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

       "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

       "Cash Equivalents" shall mean, for any Person: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; or (f) money market mutual funds that invest primarily in the foregoing items.

       "Casualty Event" shall mean, with respect to any Property of any Person, any loss of title with respect to Real Property, or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation; provided, however, no such event shall constitute a Casualty Event if (x) such proceeds or other compensation in respect thereof is less than $100,000 and (y) all such proceeds and other compensation in respect of all such events since the Closing Date is less than $250,000. "Casualty Event" shall include but not be limited to any taking of any Real Property of any Company or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Real Property of any Company or any part thereof, by any Governmental Authority, civil or military.

       "CERCLA" see Section 8.10.

       "Change of Control" shall mean any transaction or event occurring on or after the date hereof as a direct or indirect result of which (a) any Person or any group (other than any Permitted Holder) shall (A) beneficially own (directly or indirectly) in the aggregate Equity Interests of Bor-rower having 33 1/3% or more of the aggregate voting power of all Equity Interests of Borrower at the time outstanding or (B) have the right or power to appoint a majority of the board of directors of Borrower; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of a majority of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Borrower then in office; or (c) any event or circumstance constituting a "change of control" under any documentation evidencing or governing any Indebtedness of any Company in a principal amount in excess of $10.0 million (other than under the Credit Documents) shall occur which results in an obligation of any Company to prepay (by acceleration or otherwise), purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of this definition, the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to
Section 13(d) of the Exchange Act, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

       "Closing Date" see Section 7.01.

       "Code" shall mean the United States Internal Revenue Code of 1986, as amended or supplemented.

       "Collateral" shall mean the Pledged Collateral as defined in the Security Agreement.

       "Commission" shall mean the United States Securities and Exchange Commission.

       "Commitment Termination Date" shall mean April 15, 2000.

       "Companies" shall mean Borrower and the Subsidiaries; and "Company" shall mean any of them.

       "Consolidated Companies" shall mean Borrower and its Consolidated Subsidiaries.

       "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are required to be consolidated with the financial statements of such Person in accordance with GAAP.

       "Contingent Obligation" shall mean, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

       "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

       "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound or subject.

       "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 of one Type of Term Loan into another Type of Term Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Term Loan from one Applicable Lending Office to another.

       "Covered Taxes" see Section 5.06(a).

       "Credit Documents" shall mean this Agreement, the Security Agreement and the Term Notes.

       "Creditor" shall mean each of (i) each Agent, (ii) each Lender, and (iii) each party to a Swap Contract relating to the Term Loans if at the date of entering into such Swap Contract such Person was a Lender or an Affiliate of a Lender.

       "Debt Issuance" shall mean the incurrence by any Company of any Indebtedness after the Closing Date (other than as permitted by Section 9.08).

       "Default" shall mean any event or condition that constitutes an Event of Default or that would become, with notice or lapse of time or both, an Event of Default.

       "Disposition" shall mean (i) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any Property (including Equity Interests of any Person owned by any Company) (whether owned on the Closing Date or thereafter acquired) by any Company to any Person (other than (A) with respect to any Obligor, to another Obligor and (B) with respect to any other Company, to any Company), (ii) any issuance or sale by any Subsidiary of its Equity Interests to any Person (other than any Company), and (iii) any liquidating dividend or distribution received by any Company in respect of any Minority Interest, excluding, however, in each case any Excluded Disposition (except for purposes of defining the term "Excluded Disposition").

       "Disposition Event" shall mean the receipt by any Company of cash proceeds or cash distributions of any kind consideration for a Disposition.

       "Disqualified Capital Stock" shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Final Maturity Date (assuming the extension thereof to the latest date permitted hereunder).

       "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of such Obligor through the issuance of Qualified Capital Stock of such Obligor.

       "Dollars" and "$" shall mean lawful money of the United States of America.

       "Eligible Person" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund or other entity which is regularly engaged in making, purchasing or investing in loans or securities; or any other financial institution organized under the laws of the United

States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities
Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds and investment funds; and (vi) any other entity consented to by Lead Arranger, Administrative Agent and Borrower. With respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund or commingled investment vehicle that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

       "Employee Benefit Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which Borrower or a Subsidiary could incur liability.

       "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging such Person's liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include any claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

       "Environmental Laws" shall mean any and all present and future applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, or surface water, ground water, land or subsurface strata, and natural resources such as wetlands, flora or fauna, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

       "Equity Interests" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

       "Equity Issuance" shall mean any of (a) any issuance or sale after the Closing Date by Borrower of any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (b) the receipt by Borrower after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution), excluding in each case any Excluded Equity Issuance. Solely for purposes of Section 2.10, the issuance of any debt security convertible into, or exercisable for, Equity Interests shall be deemed to be a Debt Issuance and not an Equity Issuance.

       "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, Term Loan Commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

       "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

       "ERISA Entity" shall mean any member of an ERISA Group.

       "ERISA Event" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan;
(f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan;
(g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Company.

       "ERISA Group" shall mean Borrower and its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Company, are treated as a single employer under Section 414 of the Code.

       "Event of Default" see Section 10.

       "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and all rules and regulations of the Commission promulgated thereunder.

       "Excluded Dispositions" shall mean (i) Dispositions for fair market value resulting in no more than $100,000 in aggregate proceeds per Disposition (or series of related Dispositions) and no more than $250,000 in aggregate proceeds in any fiscal year; (ii) an exchange of equipment or inventory for other equipment or inventory, provided that the Company effecting such exchange receives at least substantially equivalent value in such exchange for the Property disposed of; (iii) any transaction permitted by Section 9.06 (other than clauses (g) and (k) thereof), any Lien permitted by Section 9.07 and any Investment permitted by Section 9.09; (iv) any issuance of Equity Interests by any Subsidiary to directors or nominees if resulting in de minimis proceeds; and
(v) the sale of inventory in the ordinary course of business.

       "Excluded Equity Issuance" shall mean (i) any issuance of common Equity Interests of Borrower to the seller or sellers in consideration for a Permitted Acquisition, (ii) any issuance or sale by Borrower of Equity Interests of Borrower to employees, directors, officers or consultants pursuant to a benefit or compensation plan, and (iii) any issuance of Equity Interests by any Subsidiary to directors or nominees if resulting in de minimis proceeds.

       "Excluded Taxes" see Section 5.06(a).

       "Existing Affiliate Agreements" see Section 9.15.

       "Extension Date" see Section 3.01(b).

       "Extension Fee" see Section 3.01(b).

       "Extension Notice" means a notice substantially in the form of Exhibit K.

       "fair market value" shall mean, with respect to any Property, a price (after taking into account any liabilities relating to such Property), as determined by Borrower in good faith, that is within a reasonable range of prices which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

       "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by Administrative Agent.

       "Fee Letter" shall mean the Interim Loan Fee Letter dated as of September 28, 1999 between Merrill Lynch Capital Corporation and Borrower.

       "Final Maturity Date" shall mean September 28, 2000, subject to extension as provided in Section 3.01(b) (and if so extended pursuant to Section 3.01(b), references herein to Final Maturity Date from and after the date of such extension refer to such new Final Maturity Date).

       "Financial Maintenance Covenants" shall mean the covenants set forth in Sections 9.11(a), (b) and (c).

       "Foreign Lender Certificate" see Section 5.06(b).

       "Foreign Plan" shall mean any employee benefit plan, program policy, arrangement, or agreement maintained or contributed to by, or entered into with, any Company with respect to employees employed outside the United States.

       "Funding Date" shall mean the date of the making of any extension of credit hereunder (including the Closing Date).

       "GAAP" shall mean generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

       "Governmental Authority" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

       "Guarantee" shall mean the guarantee of each Guarantor pursuant to
Section 6.

       "Guaranteed Obligations" see Section 6.01.

       "Guarantors" shall mean each Subsidiary listed on Schedule 1.01(a) and each Subsidiary that, after the Closing Date, executes and delivers a Joinder Agreement and such other documents and instruments (including customary legal opinions) as Lead Arranger and Administrative Agent may require to establish and confirm the guarantee of the Obligations by such Subsidiary on terms substantially identical to that of the Guarantors on the Closing Date.

       "Guaranty Obligation" see the definition of Contingent Obligation.

       "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

       "in the ordinary course of business" shall mean in the ordinary course of business of the Companies.

       "incur" shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence", "incurred" and "incurring" shall have meanings correlative to the foregoing).

       "Indebtedness" shall mean, for any Person, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses); (c) all unpaid reimbursement obligations in respect of letters of credit and all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments that are not reimbursed within three Business Days (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds (other than bid or performance bonds), debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property (other than operating leases)); (f) all Capital Lease Obligations of such Person; (g) all indebtedness of other Persons referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness (provided that the amount of indebtedness shall be deemed to be limited to the fair market value of such Property if such Person has not assumed or become liable for the payment of such indebtedness); and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (g) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course of business in connection with the purchase of goods and services. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

       "Indemnitee" see Section 12.03(b).

       "Insolvency Proceeding" shall mean, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or by or before any other Governmental Authority relating to bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding-up or relief of debtors (or the convening of a meeting or the passing of a resolution for or with a view to any of the foregoing), or
(b) any assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

       "Intellectual Property" see Section 8.23.

       "Intercompany Note" shall mean a promissory note substantially in the form of Exhibit B.

       "Interest Period" shall mean, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from an ABR Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Sections 2.01(a), 2.01(b), 2.01(c), 2.01(d), 2.01(e) and 2.09) ending on the numerically corresponding day in the first, second, third, sixth or (if available from all Lenders) twelfth calendar month thereafter, as Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (ii) notwithstanding clause (i), no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Term Loan shall not be available hereunder as a LIBOR Loan for such period.

       "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

       "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; and (d) the entering into, or direct or indirect incurrence, of any Guaranty Obligation with respect to Indebtedness or other liability of any other Person.

       "Joinder Agreement" shall mean a joinder agreement substantially in the form of Exhibit L.

       "Joint Venture" shall mean a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by any Company with another Person or Persons in order to conduct a common venture or enterprise with such Person or Persons and that is not a Subsidiary (whether owned, directly or indirectly, 50% or less by any Company).

       "Laws" shall mean, collectively, all common law and all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any Governmental Authority charged with the enforcement thereof.

       "Lead Arranger" see the introduction hereto.

       "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

       "Lender" and "Lenders" see the introduction hereto.

       "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the LIBOR Base Rate for such LIBOR Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such LIBOR Loan for such Interest Period.

       "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum determined by Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period (as adjusted for maximum statutory reserves (if applicable)); provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Base Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to LIBOR Loans comprising part of the same borrowing, the rate per annum equal to the rate at which Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit markets).

       "LIBOR Loans" shall mean Term Loans that bear interest at rates based on rates referred to in the definition of "LIBOR Rate" in this Section 1.01.

       "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property having the effect of a security interest or any filing consented to by any Company of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority consented to by any Company, including any easement, right-of-way or other encumbrance on title to Real Property, and any agreement to give any of the foregoing. For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

       "Losses" of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

       "Majority Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Term Loans, plus (b) the aggregate Unutilized Commitments then in effect.

       "Margin Stock" shall mean margin stock within the meaning of Regulations T, U and X.

       "Material Adverse Change" shall have the meaning set forth in Section
7.01 (ii).

       "Material Adverse Effect" shall mean any of (a) a material adverse effect, or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect, on the business, assets, operations, properties, liabilities, prospects or condition (financial or otherwise) of Borrower, together with the Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Obligors to perform any of their material obligations under any Credit Document or (c) a material adverse effect on the legality, binding effect or enforceability of any Credit Document or any of the material rights and remedies of any Creditor thereunder.

       "Minority Interest" shall mean an Investment in any Person that is not a Subsidiary (including any Joint Venture).

       "Mobeo" shall mean Mobeo, Inc., a Delaware corporation.

       "Mobeo Acquisition" shall mean the acquisition of Mobeo pursuant to the Acquisition Agreement.

       "Monthly Dates" shall mean the last Business Day of each month, commencing with the last Business Day of the first full month after the Closing Date.

       "Moody's" shall mean Moody's Investors Service, Inc.

       "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including any Person which ceased to be an ERISA Entity during such five year period, or (iii) with respect to which any Company could incur liability.

       "NAIC" shall mean the National Association of Insurance Commissioners or any successor thereto.

       "Net Available Proceeds" shall mean:

       (i) in the case of any Disposition Event, the amount of Net Cash Payments received by any Company in connection with such Disposition Event;

       (ii) in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by any Company in respect of such Casualty Event net of (A) fees and expenses incurred by such Company in connection with recovery thereof, (B) repayments of Indebtedness (other than Term Loans) to the extent secured by a Lien on such Property permitted by the Credit Documents, and (C) any Taxes paid or payable by any Company in respect of the amount so recovered (after application of all credits and other offsets); and

       (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by any Obligor in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other fees and expenses, actually incurred in connection therewith.

       "Net Cash Payments" shall mean, with respect to any Disposition Event, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event; provided, however, that Net Cash Payments shall be net (without duplication) of (i) the amount of all fees and expenses paid by any Company in connection with such Disposition Event (the "Relevant Disposition"); (ii) any Taxes paid or estimated to be payable by any Company as a result of the Relevant Disposition (after application of all credits and other offsets); (iii) any repayments by any Company of Indebtedness other than the Obligations to the extent that (a) such Indebtedness is secured by a Lien on the Property that is the subject of the Relevant Disposition that is permitted by the Credit Documents and (b) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase or sale of such Property; (iv) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the Property subject to such Relevant Disposition; and (v) appropriate amounts to be provided by any Company, as a reserve, in accordance with GAAP, against any liabilities associated with such Relevant Disposition and retained by any Company after such Relevant Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Relevant Disposition, all as reflected in an Officers' Certificate delivered to Administrative Agent.

       "Non-Qualified Subsidiary" shall mean any Subsidiary other than a Qualified Subsidiary.

       "Non-U.S. Lender" see Section 5.06(b).

       "Notice of Assignment" shall mean a notice of assignment pursuant to
Section 12.06 substantially in the form of Exhibit E.

       "Notice of Borrowing" shall mean a notice of borrowing substantially in the form of Exhibit F.

       "Notice of Continuation/Conversion" see Section 2.09.

       "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Creditor or any of its Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document or any Swap Contract or secured by the Security Agreement, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

       "Obligors" shall mean Borrower and the Guarantors.

       "Officers' Certificate" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by the Chairman of its board of directors (if an officer) or its Chief Executive Officer or its President or one of its Vice Presidents (or an equivalent officer) and by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer in their official (and not individual) capacities; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any

Term Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

       "OpenSky Warrant" shall mean the warrants to purchase 3,000,000 shares of Series A Preferred Stock of AirWeb Corporation (d/b/a/ OpenSky) issued to Aether OpenSky Investments LLC.

       "Operating Cash Flow" shall mean, for any period, the sum (without duplication) of the amounts for such period of Adjusted Net Income, plus, in each case to the extent deducted in calculating such Adjusted Net Income, (1) income tax expense and withholding tax expense incurred in connection with cross border transactions, (2) consolidated interest expense, (3) depreciation and amortization expense and (4) other non-cash items of expense, other than to the extent requiring an accrual or reserve for future cash expenses.

       "Organic Document" shall mean, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

       "Original Lenders" shall mean the Lenders named on the signature pages hereof who were Lenders at the Closing Date.

       "Other Taxes" see Section 5.06(c).

       "Participant" see Section 12.06(c).

       "Payment Date" shall mean the Final Maturity Date and each date on which interest is due and payable on any Term Loan.

       "Payor" see Section 4.06.

       "PBGC" shall mean the United States Pension Benefit Guaranty Corporation or any successor thereto.

       "Pension Plan" shall mean an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which any Company could incur liability.

       "Percentage" shall mean, with respect to any Lender, the ratio of (a) the amount of the Unutilized Commitment of such Lender to (b) the aggregate amount of the Unutilized Commitments of all of the Lenders.

       "Permits" see Section 8.16.

       "Permitted Acquisition" shall mean any Acquisition effected in compliance with Section 9.06(h).

       "Permitted Investments" shall mean: (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business; (b) without duplication, Investments that constitute Indebtedness or Contingent Obligations permitted under Section 9.08; (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business and prepayments and other credits to suppliers made in the ordinary course of business; (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security or similar legislation; (e) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business; (f) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (g) Capital Expenditures (other than Acquisitions) and Liens not prohibited by this Agreement; and (h) Cash and Cash Equivalents.

       "Permitted Customary Liens" shall mean (a) Liens imposed by any Governmental Authority for taxes, assessments or charges (other than any de minimis taxes, assessments or charges) not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Companies, in accordance with GAAP;
(b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by Section 9.03; (c) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation (including the Federal Employer's Liability Act) or the deposits securing the liability to insurance carriers, in each case arising in the ordinary course of business; (d) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business under insurance or self insurance agreements; (e) easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of any Company; (f) Liens consisting of judgment or judicial attachment Liens (including pre-judgment attachment) in existence less than 60 days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 10(h) or (n); (g) any obligations or duties affecting any of the Property of any Company to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held; (h) leases or subleases granted to third Persons not interfering in any material respect with the business of any Company; (i) Liens arising from UCC financing statements regarding leases permitted by this Agreement; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;
(k) Liens that are contractual rights of set-off; (l) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business; and (m) Liens on Intellectual Property to the extent such Liens arise from the granting of licenses to use such Intellectual Property in the ordinary course of business of any Company.

       "Permitted Holder" shall mean each of the underwriters in the Borrower's initial public offering of common equity of Borrower and each existing member of the Borrower.

       "Permitted Liens" see Section 9.07.

       "Permitted Obligations" shall mean: (a) Contingent Obligations in respect of operating leases; (b) Indebtedness and Contingent Obligations arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such Indebtedness is extinguished within two Business Days of its incurrence; (c) Swap Contracts entered into in the ordinary course of business and designed to protect any Company against fluctuations in interest rates, currency exchange rates, or similar risks; (d) Contingent Obligations in connection with Dispositions permitted under Section 9.06 arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by the Companies (which consideration shall be deemed to exclude any obligation of any third Person incurred in connection with the acquisition of the Property which is the subject of such Disposition) in connection with such sale; (e) Indebtedness or Contingent Obligations of any Company to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Company; and (f) Indebtedness or Contingent Obligations of any Company in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent the amount of refinancing Indebtedness or Contingent Obligations is not greater than the amount of Indebtedness or Contingent Obligations being refinanced.

       "Permitted Refinancing" shall mean, with respect to any Indebtedness or Contingent Obligation, any refinancing thereof, provided, however, that (w) no Default shall have occurred and be continuing or would arise therefrom, (x) any such refinancing Indebtedness shall (I) not be on financial and other terms that are materially more onerous (as determined by Borrower and Agents) in the aggregate to any Company or Creditor than the Indebtedness or Contingent Obligation being refinanced and shall not have defaults, rights or remedies more burdensome to any Company or Creditor than the Indebtedness being refinanced,
(II) not have a stated maturity or weighted average life that is shorter than that of the Indebtedness or Contingent Obligation being refinanced (provided that the stated maturity or weighted average life may be shorter if the stated maturity of any principal payment (including any amortization payments) is not earlier than the earliest of (i) the stated maturity in effect prior to such refinancing or (ii) 90 days after the Final Maturity Date), (III) if the Indebtedness or Contingent Obligation being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Indebtedness or Contingent Obligation, be at least as subordinate to the Obligations as the Indebtedness or Contingent Obligation being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (IV) be in a principal amount that does not exceed the principal amount so refinanced, plus accrued interest, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Contingent Obligation being refinanced and (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of fees and reasonable expenses of any Obligor or any Subsidiary incurred in connection with such refinancing, and (y) the sole obligor on such refinancing Indebtedness or Contingent Obligation shall be Borrower or the original obligor on such Indebtedness or Contingent Obligation being refinanced; provided, however, that (I) any guarantor of the Indebtedness or Contingent Obligation being refinanced shall be permitted to guarantee the refinancing Indebtedness and (II) any Obligor shall be permitted to guarantee any such refinancing of any other Obligor.

       "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

       "Principal Office" shall mean the principal office of Administrative Agent, located on the Closing Date at World Financial Center, 250 Vesey Street, New York, New York 10281, or such other office as may be designated by Administrative Agent.

       "Prior Liens" shall mean Liens which, pursuant to the provisions of the Security Agreement, are or may be superior to the Lien of the Security Agreement.

       "Proceeding" shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

       "Profit Payment Agreement" shall mean any agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

       "Property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

       "Qualified Capital Stock" shall mean with respect to any Person any Equity Interests of such Person that is not Disqualified Capital Stock.

       "Qualified Company" shall mean Borrower and each Qualified Subsidiary.

       "Qualified Subsidiary" shall mean any Wholly Owned Subsidiary of Borrower that is a Guarantor and in respect of which 100% of the Equity Interests thereof are pledged pursuant to the Security Agreement.

       "Real Property" shall mean all right, title and interest of any Company (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company, whether by lease, license or other use agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

       "redeem" shall mean redeem, repurchase, repay, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

       "refinance" shall mean refinance, renew, extend, replace, defease or refund, in whole or in part, including successively; and "refinancing" and "refinanced" have correlative meanings.

       "Register" see Section 2.08(c).

       "Regulation D" shall mean Regulation D (12 C.F.R. Part 204) of the Board of Governors of the United States Federal Reserve System.

       "Regulations T, U and X" shall mean, respectively, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) and Regulation X (12 C.F.R.
Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

       "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

       "Related Parties" see Section 11.01.

       "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

       "Replaced Lender" see Section 2.11.

       "Replacement Lender" see Section 2.11.

       "Required Balance" see Section 9.18.

       "Required Payment" see Section 4.06.

       "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any Law or determination of an arbitrator or any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

       "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

       "Responsible Officer" shall mean each of the chief executive officer of Borrower and the president of Borrower (if not the chief executive officer) and, with respect to financial matters, the chief financial officer of Borrower.

       "Revenue" means, for any period, the consolidated total revenue for such period, of the Consolidated Companies calculated in accordance with GAAP.

       "Sale and Leaseback Transaction" shall mean any arrangement, direct or indirect, with any Person whereby it shall sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

       "S&P" shall mean Standard & Poor's Corporation.

       "Securities Act" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations of the Commission promulgated thereunder.

       "Solvent" and "Solvency" shall mean, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and
(e) such Person is able to pay its debts as they become due and payable.

       "Subordinated Debt" shall mean Indebtedness of any Company that is subordinated to any other Indebtedness of such Company.

       "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower.

       "Supermajority Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holdings at least two-thirds of the sum of (without duplication) (a) the aggregate amount of the outstanding Term Loans plus (b) the aggregate Unutilized Commitments then in effect.

       "Surety Instruments" shall mean all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

       "Swap Contract" shall mean any agreement entered into in the ordinary course of business or in accordance with Borrower's business plan (as a bona fide hedge and not for speculative purposes) (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks.

       "Syndication Agent" see the introduction hereto.

       "Syndication Letter" shall mean the Syndication Letter dated as of September 28, 1999 between Merrill Lynch Capital Corporation and Borrower.

       "Tax Returns" see Section 8.08.

       "Taxes" shall mean any and all taxes, imposts, duties, charges, fees, levies or other charges or assessments of whatever nature, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

       "Term Facility" shall mean the credit facility comprising the Term Loan Commitments and the Term Loans.

       "Term Loan Commitment" shall mean, for each Lender, the obligation of such Lender to make a Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the sum of the Term Loan Commitments of all Lenders is $17.0 million.

       "Term Loans" see Section 2.01.

       "Term Note" shall mean a promissory note substantially in the form of Exhibit A.

       "Test Date" shall mean, for any Financial Maintenance Covenant, the last day of each fiscal quarter of Borrower included within any period set forth in the table for such Financial Maintenance Covenant.

       "Type" see Section 1.03.

       "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state or other jurisdiction.

       "Unutilized Commitment" shall mean, for any Lender, at any time, the excess of such Lender's Term Loan Commitment at such time over the aggregate outstanding principal amount of Term Loans made by such Lender.

       "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

       "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

       1.02. Accounting Terms and Determinations. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial covenants) shall be made in accordance with GAAP consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by

GAAP; provided, however, that, if Borrower notifies Lead Arranger and Administrative Agent that Borrower wishes to amend any covenant in Section 9 to eliminate the effect of any change in GAAP on the operation of such calculation or covenant (or if Lead Arranger and Administrative Agent notify Borrower that the Majority Lenders wish to amend any such calculation or covenant for such purpose), then such calculation or Borrower's compliance with such covenant, as the case may be, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such calculation or covenant is amended in a manner satisfactory to Borrower and the Majority Lenders. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP.

       1.03. Types of Term Loans. Term Loans hereunder are distinguished by "Type". The "Type" of a Term Loan refers to whether such Term Loan is an ABR Loan or a LIBOR Loan, each of which constitutes a Type.

       1.04. Rules of Construction. (a) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular include the plural and the part include the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of the same and any successor statutes and regulations; and (v) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

       (b) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, restate, amend and restate, supplement or modify"; and "amended", "amending," and "amendment" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall mean "to but excluding"; and "through" shall mean "to and including"; (iii) "hereof", "herein" and "hereunder" (and similar terms) in any Credit Document refer to such Credit Document as a whole and not to any particular provision of such Credit Document; (iv) "including" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or";
(vi) "satisfactory to" any Creditor shall mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; (vii) references to "the date hereof" shall mean the date first set forth above; and (viii) "asset" and "Property" shall have the same meaning and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description.

       (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

       Section 2. Term Loan Commitments, Conversions and Continuations, Fees,
                  Register, Prepayments and Replacement of Lenders

       2.01. Term Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make term loans ("Term Loans") to Borrower in Dollars from time to time from and including the Closing Date until the Commitment Termination Date in an aggregate principal amount equal to the then available Unutilized Commitment of such Lender. Term Loans that are repaid or prepaid may not be reborrowed.

       2.02. Borrowings. Borrower shall give Administrative Agent notice of each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit F. Not later than 12:00 noon New York City time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Term Loan or Term Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent maintained at the Principal Office, in immediately available funds, for the account of Borrower. Each borrowing of Term Loans shall be made by each Lender pro rata based on its Percentage. The amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account designated by Borrower.

       2.03. Limit on LIBOR Loans. No more than seven separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time.

       2.04. Terminations and Reductions of Term Loan Commitments. (a)(i) The Term Loan Commitments shall be automatically and permanently terminated on April 15, 2000 if the Closing Date does not occur on or prior to such date.

       (ii) The aggregate amount of the Unutilized Commitments shall be automatically and permanently reduced (A) on each Funding Date by the amount of the Term Loans made on such date immediately after the making of the Term Loans on such date and (B) on the Commitment Termination Date to zero.

       (b) Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any)) (i) to terminate the Term Loan Commitments in their entirety, and (ii) to reduce the aggregate amount of the Unutilized Commitments (which shall be pro rata among the Lenders); provided, however, that (x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $100,000 (or a larger multiple of $100,000) or, if less, the remaining Unutilized Commitments.

       (c) The Term Loan Commitments once terminated or reduced may not be reinstated.

       2.05. Fees. (a) Borrower shall pay to Administrative Agent for the account of each Lender a commitment fee on the aggregate amount of such Lender's Unutilized Commitment for the period from and including the Closing Date to but not including the Commitment Termination Date, at a rate per annum equal to 0.50%. Any accrued commitment fee under this Section 2.05(a) shall be payable in arrears on the earlier of the date the Term Loan Commitments are terminated or expire and the Commitment Termination Date.

       (b) Borrower shall pay to Administrative Agent for its own account the annual administrative fee pursuant to the Administrative Agent's Fee Letter.

       (c) Borrower shall pay to Administrative Agent for the account of each Lender the Extension Fee as and when required by Section 3.01(b). The Extension Fee, once paid, shall be nonrefundable.

       2.06. Lending Offices. The Term Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Term Loans of such Type.

       2.07. Several Obligations of Lenders. The failure of any Lender to make any Term Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Term Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Term Loan to be made by such other Lender, and no Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Lender to make any Term Loan required to be made by such Lender.

       2.08. Term Notes; Register. (a) At the request of any Lender, its Term Loans shall be evidenced by a promissory note, dated the date of borrowing, payable to such Lender and otherwise duly completed, substantially in the form of Exhibit A.

       (b) The date, amount, Type, interest rate and duration of the Interest Period (if applicable) of each Term Loan made by each Lender to Borrower and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Term Note evidencing the Term Loans held by it, endorsed by such Lender on the schedule attached to such Term Note or any continuation thereof; provided, however, that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Term Note.

       (c) Borrower hereby designates Administrative Agent to serve as its agent, solely for purposes of this Section 2.08, to maintain a register (the "Register") on which it will record the name and address of each Lender, the Commitment from time to time of each of the Lenders, the principal amount of the Term Loans made by each of the Lenders and each repayment in respect of the principal amount of the Term Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Term Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register as the owner of a Term Loan or other obligation hereunder as the owner thereof for all purposes of the Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

       2.09. Optional Prepayments and Conversions or Continuations of Term Loans. Subject to Section 4.04, Borrower shall have the right to prepay Term Loans, or to Convert Term Loans of one Type into Term Loans of another Type or to Continue Term Loans of one Type as Term Loans of the same Type, at any time or from time to time. Borrower shall give Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Each notice of Conversion or Continuation shall be substantially in the form of Exhibit G (a "Notice of Conversion/Continuation"). If LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period therefor, Borrower shall at such time pay all expenses and costs required by Section 5.05. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Term Loan into a LIBOR Loan, or to Continue any Term Loan as a LIBOR Loan, in which event all Term Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans.

       2.10. Mandatory Prepayments. (a) Borrower shall prepay the Term Loans as follows (each such prepayment to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this Section 2.10):

       (i) Casualty Events. Within one Business Day after any Company receives any Net Available Proceeds from any Casualty Event occurring after the Closing Date, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however, that

              (x) if no Event of Default then exists or would arise therefrom, the Net Available Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to Administrative Agent on or prior to such date stating that such proceeds shall be used to fund the substitution of Property used or usable in the business of the Companies or repair, replace or restore the Property in respect of which such Casualty Event has occurred, in each case within 90 days following the date of the receipt of such Net Available Proceeds, and

              (y) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso (x) is not so used within 90 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

       (ii) Equity Issuance. Upon any Equity Issuance on or after the Closing Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Equity Issuance.

       (iii) Debt Issuance. Upon any Debt Issuance by any Obligor on or after the Closing Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance.

       (iv) Disposition Events. Within one Business Day after receipt by any Company of any Net Available Proceeds from any Disposition Event occurring after the Closing Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event.

       (v) Other Required Prepayments. If the terms of any agreement, instrument or indenture pursuant to which any Indebtedness pari passu with or junior in right of payment to the Term Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the proceeds of any Disposition or otherwise unless such proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this Section 2.10(a), the Term Loans shall be repaid in an amount not less than the minimum amount that would be required to be prepaid not later than the latest time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

       (b) Application. If the amount of any prepayment of Term Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in a collateral account with Administrative Agent pursuant to documentation and on terms and conditions satisfactory to Administrative Agent in its sole discretion and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans (with all interest accruing thereon (net of fees and expenses of Administrative Agent for such collateral account) for the account of Borrower) or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in such collateral account, interest shall continue to accrue on such Term Loans until prepayment.

       2.11. Replacement of Lenders. Borrower shall have the right, if no Default then exists, to replace any Lender (the "Replaced Lender") with one or more other Eligible Persons reasonably acceptable to Lead Arranger (collectively, the "Replacement Lender") if (x) such Lender is charging Borrower increased costs pursuant to Section 5.01 or 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 and/or (y) as provided in Section 12.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement; provided, however, that
(i) at the time of any replacement pursuant to this Section 2.11, the Replacement

Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to Section 12.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Term Loan Commitments and outstanding Term Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Term Loans of the Replaced Lender, and (B) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (ii) all obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a LIBOR Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Term Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

       Section 3. Payments of Principal and Interest

       3.01. Repayment of Term Loans; Extension of Final Maturity Date. (a) Borrower hereby promises to pay to Administrative Agent on the Final Maturity Date for the account of the Lenders the aggregate principal amount of the Term Loans outstanding.

       (b) Borrower may on one occasion extend the Final Maturity Date to any date which is after the original Final Maturity Date but not later than the date twelve months after the original Final Maturity Date if each of the following conditions is satisfied not earlier than 60 nor later than 15 days prior to the Original Maturity Date (the date on which all such conditions are satisfied, the "Extension Date"):

       (i) Borrower shall have provided a duly completed Extension Notice to the Administrative Agent (who will then distribute the Extension Notice to the Lenders at Borrower's expense) and the Lead Arranger of its election to extend the Final Maturity Date to the date specified therein;

       (ii) Borrower shall have complied with all provisions of the Fee Letter and shall have performed all obligations required thereunder;

       (iii) Borrower shall have remitted a non-refundable extension fee in cash (the "Extension Fee") equal to 3.00% of the aggregate principal amount of Loans then outstanding to the Administrative Agent for the pro rata benefit of the Lenders; and

       (iv) at the Extension Date, no Default or Event of Default shall then be in existence or would arise from the transactions to occur on the Extension Date and all representations and warranties in Section 8 shall be true and correct on and as of the Extension Date as if made on and as of such date and Borrower shall have delivered to the Administrative Agent an Officers' Certificate certifying as to the same (except that any representation or warranty which is expressly made as of a specific date need only be accurate as of such specific date).

       3.02. Interest. (a) Borrower hereby promises to pay to Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Term Loan made by such Lender to Borrower for the period from and including the date of such Term Loan to but excluding the date such Term Loan shall be paid in full at the following rates per annum:

       (i) during such periods as such Term Loan is an ABR Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable Margin, and

       (ii) during such periods as such Term Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Term Loan for such Interest Period, plus the Applicable Margin.

       (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Term Loan and other overdue amounts owed by any Obligor under the Credit Documents (including such interest accruing before and after judgment) shall bear interest at a rate per annum equal to (x) in the case of principal of any Term Loans, the rate which is 2% in excess of the rate then borne by such Term Loans and (y) in the case of interest or such other amounts, the rate which is 2% in excess of the rate otherwise applicable to ABR Loans from time to time. Interest which accrues under this paragraph shall be payable on demand.

       (c) Accrued interest on each Term Loan shall be payable (i) in the case of an ABR Loan, monthly on the Monthly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than one month, at one-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Term Loan to a Term Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the rate set forth in Section 3.02(b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

       Section 4. Payments; Pro Rata Treatment; Computations; Etc.

       4.01. Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement and the Term Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its account at the Principal Office (as set forth in Exhibit M or such other account as Borrower may be instructed in writing), not later than 11:00 a.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

       (b) Borrower shall, at the time of making each payment under this Agreement or any Term Note for the account of any Lender, specify (in accordance with Section 2.09 and 2.10, if applicable) to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Type of Term Loans or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent may distribute such payment to the Lenders for application to the Obligations under the Credit Documents in such manner as it or the Majority Lenders, subject to Section 4.02, may determine to be appropriate).

       (c) Each payment received by Administrative Agent under this Agreement or any Term Note for the account of any Lender shall be paid by Administrative Agent to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent prior to 11:00 a.m. (New York City time) on any day, on such day and (y) if the payment was actually received by Administrative Agent after 11:00 a.m. (New York City time) on any day, by 1:00 p.m. (New York City time) on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent, Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent pays such Lender the full amount).

       (d) If the due date of any payment under this Agreement or any Term Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension at the rate then borne by such principal.

       4.02. Pro Rata Treatment. Except to the extent otherwise provided herein:
(a) each borrowing of Term Loans from the Lenders under Section 2.01 shall be made from the Lenders, each payment of commitment fee under Section 2.05 in respect of Term Loan Commitments shall be made for account of the Lenders, and each termination or reduction of the amount of the Term Loan Commitments under
Section 2.04 shall be applied to the Term Loan Commitments of the Lenders, pro rata according to their respective Percentages; (b) except as otherwise provided in Section 5.04, LIBOR Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Percentages (in the case of the making of Term Loans) or their respective Term Loans (in the case of Conversions and Continuations of Term Loans); (c) each payment or prepayment of principal of Term Loans shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Term Loans held by them; and (d) each payment of interest on Term Loans shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Term Loans then due and payable to the respective Lenders.

       4.03. Computations. Interest on LIBOR Loans and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable and interest on ABR Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on ABR Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

       4.04. Minimum Amounts. Except for mandatory prepayments made pursuant to
Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Term Loans shall be in an amount at least equal to $100,000 and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period); provided that
(i) if the Unutilized Commitments are less than $100,000, Borrower may borrow such lesser amount and (ii) if the outstanding amount of Term Loans is less than $100,000, the Conversion or prepayment may be in such lesser amount. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Term Loans or portions, as the case may be, shall be ABR Loans during such period.

       4.05. Certain Notices. Notices by Borrower to Administrative Agent of terminations or reductions of the Term Loan Commitments, of borrowings, Conversions, Continuations and optional prepayments of Term Loans, of Types of Term Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent by telephone not later than 11:00 a.m. New York City time (promptly followed by written notice via telecopier) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below.

                                 NOTICE PERIODS

     Notice                                                 Number of Business Days Prior
     ------                                                 -----------------------------

     Termination or reduction of Term Loan
     Commitments                                                          2

     Borrowing or optional prepayment of, or
     Conversions into, ABR Loans                                          1

     Borrowing or optional prepayment of,
     Conversions into, Continuations as, or
     duration of Interest Periods for, LIBOR
     Loans                                                                3

       Each such notice of termination or reduction shall specify the amount of the Term Loan Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the amount (subject to Section 4.04) and Type of each Term

Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Term Loans to which such Interest Period is to relate. Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Term Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Term Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an ABR Loan on the last day of the then current Interest Period for such Term Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.

       4.06. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received written notice from a Lender or Borrower (the "Payor") prior to the date on which the Payor is to make payment to Administrative Agent of (in the case of a Lender) the proceeds of a Term Loan to be made by such Lender hereunder or a payment to Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor the Payor shall return the Required Payment to Administrative Agent within three Business Days of the date such demand was made, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

       (i) if the Required Payment shall represent a payment to be made by to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the rate set forth in Section 3.02(b) in respect of the Required Payment; and

       (ii) if the Required Payment shall represent proceeds of a Term Loan to be made by the Lenders to Borrower, the Payor or Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to Administrative

    Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

       4.07. Right of Setoff; Sharing of Payments; Etc. (a) If any Event of Default shall have occurred and be continuing, each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Term Loans or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and Administrative Agent thereof; provided, however, that such Lender's failure to give such notice shall not affect the validity thereof.

       (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5 or the Administrative Agent's Fee Letter) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Term Loans or fees, the sum of which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

       (c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

       (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

       Section 5. Yield Protection, Etc.

       5.01. Additional Costs. (a) If the adoption of, or any change in, in each case after the date hereof, any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof:

       (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Term Note or any Term Loan made by it or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for Taxes covered by or expressly excluded from coverage by Section 5.06 and changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office, or any affiliate thereof or franchise tax by any Governmental Authority);

       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or


       (iii) shall impose on such Lender any other condition (excluding Taxes); and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall pay such Lender, upon its written demand, within 30 days any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender, through Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. Without limiting the survival of any other covenant hereunder, this Section 5.01 shall survive the termination of this Agreement and the payment of the Term Notes and all other amounts payable hereunder.


       (b) In the event that any Lender shall have reasonably determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy (or any change after the date hereof therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority or the NAIC, in each case, made subsequent to the date hereof including, without limitation, the issuance after the date hereof of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrower (with a copy to Administrative Agent) of a written request therefor, Borrower shall pay to such Lender within 30 days such additional amount or amounts as will compensate such Lender for such reduction.

       5.02. Inability to Determine Interest Rate. If prior to the first day of any Interest Period: (a) Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for such Interest Period, or (b) Administrative Agent shall have received notice from the Majority Lenders that the LIBOR Base Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any affiliate of any such Lender from which such Lender customarily obtains funds) (as conclusively certified by such Lenders) of making or maintaining their affected Term Loans during such Interest Period, Administrative Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Term Loans that were to have been Converted on the first day of such Interest Period to LIBOR Loans shall be Converted to or Continued as ABR Loans and (z) any outstanding LIBOR Loans shall be Converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by Administrative Agent, no further LIBOR Loans shall be made or Continued as, nor shall Borrower have the right to Convert ABR Loans to, LIBOR Loans. The Administrative Agent shall give telecopy or telephonic notice to Borrower and the Lenders as soon as practicable after it determines the conditions giving rise to notice no longer apply.

       5.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that any change after the date hereof in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof (with a copy to Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Term Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section
5.04 shall be applicable).

       5.04. Treatment of Affected Term Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such Conversion no longer exist:

       (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its ABR Loans; and

       (ii) all Term Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as ABR Loans.

If such Lender gives notice to Borrower with a copy to Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances, ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Term Loan Commitments.

       5.05. Compensation. (a) Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower or in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

       (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Administrative Agent, Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. Without limiting the survival of any other covenant hereunder, this covenant shall survive the termination of this Agreement and the payment of the Term Notes and all other amounts payable hereunder.

       5.06. Net Payments. (a) All payments made by any Obligor hereunder or under any Term Note or any Guarantee will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any Excluded Tax) and all interest, penalties or similar liabilities with respect thereto (all such Taxes (other than Excluded Taxes) being referred to collectively as "Covered Taxes"). If any Covered Taxes are so levied or imposed, each Obligor agrees on a joint and several basis to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Term Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Term Note. If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, each Obligor agrees, notwithstanding the definition of Excluded Taxes, to reimburse on a joint and several basis each Lender, upon the written request of such Lender, (i) for Taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction by reason of the making of payments in respect of Covered Taxes pursuant to this Section (including pursuant to this sentence) and (ii) for any withholding of Taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of amounts paid in respect of Covered Taxes to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Each Obligor will furnish to Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably satisfactory to such Lender evidencing such payment by such Obligor. The Obligors agree to jointly and severally indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

       "Excluded Taxes" shall mean other than as provided in the fourth sentence of the first paragraph of this Section 5.06(a), any Tax (other than any Other Taxes) (i) imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business or any subdivision thereof or therein and (ii) imposed on any Lender in the nature of franchise taxes or other similar taxes imposed as a result of such Lender doing business in a particular jurisdiction.

       (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") agrees to deliver to Borrower and Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Term Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above,
(x) a certificate substantially in the form of Exhibit H (any such certificate, a "Foreign Lender Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Term Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Foreign Lender Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Term Note, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this
Section 5.06(b) for so long as such payments may be made from United States withholding tax. Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. No Obligor shall be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of any Covered Taxes to the extent that the obligation to pay such Covered Taxes would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.06(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.06 and except as set forth in Section 12.06(b), Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Covered Taxes.

       (c) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of this Agreement or the Term Notes (hereinafter referred to as "Other Taxes").

       (d) Any Lender claiming any additional amounts payable pursuant to this
Section 5.06 agrees to use (at the Obligors' expense) reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

       5.07 Notices. Each Lender will furnish to Borrower at the time of request for compensation under paragraph (a) or (b) of Section 5.01 or Section 5.06 a certificate setting forth the basis, amount and reasonable detail of computation of each request by such Lender for compensation under Section 5.01 or Section 5.06, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes.

       Section 6. Guarantee.

       6.01. The Guarantee. The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Creditor and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Term Loans made by the Lenders to, and the Term Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Creditors by any Obligor under any Credit Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Subject to Section 6.03, the obligations of the Guarantors under this
Section 6.01 shall terminate when all Obligations have been paid in full.

       6.02. Obligations Unconditional. The obligations of the Guarantors under
Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Term Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

       (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

       (ii) any of the acts mentioned in any of the provisions of this Agreement or the Term Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

       (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement, the Term Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

       (iv) any lien or security interest granted to, or in favor of, any Creditor as security for any of the Guaranteed Obligations shall fail to be perfected; or

       (v)    any other Guarantor shall be released.

       The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Creditor thereof exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Term Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Creditor upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Creditor, shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Creditor, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Creditor or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

       6.03. Reinstatement. The obligations of the Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify each Creditor on demand for all reasonable costs and expenses (including reasonable fees of counsel) in-curred by such Creditor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

       6.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Term Loan Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

       6.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Creditors, the obligations of Borrower under this Agreement and the Term Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

       6.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

       6.07. Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

       6.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganiza-tion or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Creditor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

       Section 7. Conditions Precedent

       7.01. Conditions to Initial Term Loans. The effectiveness of this Agreement and the obligation of the Lenders to make any initial extension of credit hereunder is subject to the satisfaction of the conditions precedent that the Closing Date shall have occurred (or shall occur simultaneously therewith) and to the satisfaction of the additional conditions precedent that (the date of the satisfaction (or waiver) of all of the conditions to the initial extension of credit in this Section 7.01, the "Closing Date"):

       (i) Documentation and Evidence of Certain Matters. Lead Arranger shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be satisfactory in form and substance to Lead Arranger or the Lenders, as applicable and set forth below:

                (1) Corporate Documents. Certified true and complete copies of the charter and by-laws and all amendments thereto (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of directors resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Obligor.

                (2) Officers' Certificate. An Officers' Certificate of Borrower, dated the Closing Date, (x) to the effect set forth in clauses (a) and
       (b) of Section 7.02(i), (y) to the effect that all conditions precedent to the making of such initial extension of credit have been satisfied and
       (z) stating that (a) all requisite Governmental Authorities and third parties have approved or consented to the transactions contemplated hereby to the extent required (without the imposition of any burdensome or materially adverse conditions or requirements), (b) all such approvals are in full force and effect and (c) there is no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the transactions contemplated hereby. Lead Arranger shall have received copies (certified by Borrower as true and correct) of any such approvals or consents so obtained.

                (3) Opinion of Counsel. Opinion of Wilmer, Cutler & Pickering, counsel to the Obligors, substantially in the form of Exhibit D.

                (4) Credit Agreement. This Agreement, (i) executed and delivered by a duly authorized officer of each Obligor, and (ii) executed and delivered by a duly authorized officer of each Lender and Agent.

                (5) Term Notes. The Term Notes, duly completed and executed for each Lender that has requested Term Notes prior to the Closing Date.

                (6) Solvency Certificate. A certificate in the form of Exhibit C from the chief financial officer of Borrower in form and substance reasonably satisfactory to Lead Arranger and the Lenders with respect to the Solvency (on a consolidated basis) of each Obligor immediately after the consummation of the transactions to occur on the Closing Date.

                (7) Security Agreement. The Security Agreement (which shall be in full force and effect), duly authorized, executed and delivered by the Obligors and Administrative Agent, and the certificates identified under the name of such Obligors in Schedule I-A and Schedule I-B to the Security Agreement, accompanied by undated stock powers, instruments of assignment or issuer acknowledgements executed in blank if applicable, and the Intercompany Notes identified under the name of such Obligors in
       Schedule II to the Security Agreement, accompanied by undated notations or instruments of assignment executed in blank.

       (ii) No Material Adverse Change. There shall not have occurred or become known any material adverse change, or any condition or event that could reasonably be expected to result in a material adverse change, in the business, assets, operations, properties, liabilities, prospects or condition (financial or otherwise) of Borrower and the Subsidiaries taken as a whole or of Mobeo since December 31, 1998.

       (iii) Terms of Acquisition. The Acquisition Agreement shall be in full force and effect. The terms, conditions and structure of the Mobeo Acquisition and the Acquisition Agreement, including any amendments thereto (and the documentation therefor ) shall be in form and substance reasonably satisfactory to the Lead Arranger. Lead Arranger shall have received copies of all filings made with any governmental authority in connection with the Mobeo Acquisition. The Mobeo Acquisition shall have been or shall simultaneously be consummated in all material respects in accordance with the terms hereof and the terms of the Acquisition Agreement and the other documentation therefor (without the waiver or amendment of any of the terms thereof unless consented to by Lead Arranger and the Lenders) that are in form and substance reasonably satisfactory to Agents (with any condition therein requiring the satisfaction or consent of Borrower being deemed to require the satisfaction of Lead Arranger).

       (iv) Indebtedness. After giving effect to the Mobeo Acquisition and the other transactions contemplated hereby, each Company shall have outstanding no indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) outstanding other than the Term Loans and the Indebtedness set forth on Schedule 8.24.

       (v) Financial Statements. The Lenders shall have received (i) audited financial statements of Borrower for the three fiscal years ended December 31, 1998, (ii) unaudited financial statements of Borrower for the fiscal periods most recently ended (including without limitation monthly financial statements for any such period of less than three months, if available),
    (iii) a pro forma opening balance sheet of Borrower as of the date of such most recent financial statement, reflecting the proposed legal and capital structure and (iv) projected financial statements (including balance sheets and statements of operations and cash flows) of Borrower and its subsidiaries for the ten-year period after the Closing Date, all of the foregoing in form and substance reasonably satisfactory to the Lead Arranger.

       (vi) Contingent Liabilities. The Lead Arranger and the Lenders shall be satisfied as to the amount and nature of all tax, ERISA, employee retirement benefit, and other contingent liabilities to which any Company may be subject, and the plans of each Company with respect thereto.

       (vii) Capitalization. The Lead Arranger and the Lenders shall be satisfied (in their reasonable judgment) with the proposed and actual capitalization and corporate and organizational structure of Borrower and its subsidiaries (after giving effect to the Transactions), including as to direct and indirect ownership and as to the terms of the indebtedness and capital stock of Borrower and its subsidiaries.

       (viii) Budget. The Lenders shall have received a reasonably satisfactory business plan or budget for Borrower and its subsidiaries after giving effect to the Transactions for the remainder of the 1999 fiscal year and the fiscal year 2000.

       (ix) Proceedings. There shall not exist any threatened or pending action, proceeding or counterclaim by or before any court or governmental, administrative or regulatory agency or authority, domestic or foreign, (i) challenging the consummation of any of the Transactions or that could in the sole judgment of the Lead Arranger and the Required Lenders restrain, prevent or impose burdensome or adverse conditions on the Transactions, individually or in the aggregate, or any other transaction contemplated hereunder, (ii) seeking to prohibit the ownership or operation by Borrower or any of its subsidiaries of all or a material portion of any of their businesses or assets or the Target or (iii) seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that (a) would restrain, prohibit or impose adverse conditions on the ability of the Lenders to make the Interim Loan, (b) in the sole judgment of the Lead Arranger and Required Lenders could be expected to result in a Material Adverse Change with respect to Borrower and its subsidiaries taken as a whole (and before and after giving effect to the Transactions), (c) could purport to affect the legality, validity or enforceability of any Interim Loan Document or any documents relating thereto or could have a material adverse effect on the ability of any Credit Party to fully and timely perform their obligations under the Interim Loan Documents or the rights and remedies of the Lenders, (d) would be materially inconsistent with the stated assumptions underlying the projections provided to the Lead Arranger and the Lenders, or (e) seeks any material damages as a result thereof.

       (x) Target Financial Statements. The Lenders shall have received unaudited interim financial statements relating to Mobeo for each fiscal month and quarterly period ended subsequent to June 30, 1999 as to which such financial statements are available, and such financial statements shall not, in the sole judgment of the Lenders, reflect any Material Adverse Change with respect to Mobeo as compared with the financial statements or projections previously furnished to the Lenders.

       (xi) Approvals. All requisite material Governmental Authorities and material third parties (including all state and federal utility company regulators and Governmental Authorities) have approved or consented to the transactions contemplated hereby to the extent required (without the imposition of any burdensome or materially adverse conditions or requirements), all such approvals are in full force and effect, and there shall be no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on any of the transactions contemplated hereby. Lead Arranger shall have received copies (certified by Borrower as true and correct) of any such approvals or consents so obtained.

       (xii) Payment of Fees and Expenses. All accrued and unpaid fees and expenses (including the fees and expenses of Cahill Gordon & Reindel and of local counsel to Lead Arranger) of the Lenders and Lead Arranger in connection with the Credit Documents and the transactions contemplated thereby shall have been paid.

       (xiii) No Legal Bar. No Law shall be applicable in the judgment of Lead Arranger that restrains, prevents or imposes material adverse conditions upon any component of the transactions contemplated by the Credit Documents or the financing thereof, including the Term Facility.

       (xiv) Consents. Any consents or waivers necessary under any existing agreement of any Company that would delay, prevent or impair the prompt refinancing of the Term Facility (including the applications contemplated herein to the Term Facility of the Net Available Proceeds of Dispositions, Equity Issuances and Debt Issuances) shall be in full force and effect pursuant to documentation and on terms and conditions satisfactory to Lead Arranger.

       (xv) Year 2000 Information. Lead Arranger shall have received any information in addition to that publicly disclosed by Borrower that it may reasonably request addressing the business and financial risks facing the Companies as a result of what is commonly referred to as the "Year 2000 problem", including risks resulting from the failure of key vendors and customers of the Companies to successfully address the Year 2000 problem, and such addi-tional information shall not be adverse in any material respects from that which was publicly disclosed.

       (xvi) Filings and Lien Searches. The Obligors shall have authorized, executed and delivered each of the following:

                (1) UCC Financing Statements (Form UCC-1) in appropriate form for filing under the UCC and any other applicable law, rule or regulation in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Agreement;

                (2) certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those state, county and other jurisdictions in which any of the Collateral of such Obligor is located, the state, county and other jurisdictions in which each such Person's principal place of business is located and the state in which such Person is organized, none of which encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances which constitute Prior Liens and other Liens expressly permitted by the terms of the Security Agreement; and

                (3) evidence of arrangements for (A) the completion of all recordings and filings of, or with respect to, the Security Agreement, and (B) the taking of all actions as may be necessary or, in the opinion of Lead Arranger, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement.

       7.02. Conditions to Initial and Subsequent Term Loans. The obligation of the Lenders to make any Term Loan to Borrower upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that:

       (i) No Default or Event of Default; Representations and Warranties True. Both immediately prior to the making of such Term Loan and also after giving pro forma effect thereto and to the intended use thereof:

                (a) no Default or Event of Default shall have occurred and be continuing; and

                (b) the representations and warranties made by the Obligors in
       Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall continue to be accurate in all respects on and as of the date of the making of such Term Loan with the same force and effect as if made on and as of such date (except that any representation or warranty which is expressly made as of a specific date need only be accurate on the date of the making of such Term Loan as of such specific date).

       (ii) No Legal Bar. The Term Loans and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

       (iii) Notice of Borrowing. Administrative Agent shall have received a Notice of Borrowing duly completed and complying with Section 4.05.

       Each Notice of Borrowing delivered by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clauses (i)-(ii) above as of the date of such borrowing or issuance. Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date, as applicable, that the applicable conditions in Sections 7.02 and 7.03 have been satisfied or waived in accordance with the terms hereof.

       7.03. Determinations Under Section 7. For purposes of determining compliance with the conditions specified in Sections 7.01 and 7.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Borrower, by notice to the Lenders, designates as the proposed date of the extension of credit, specifying its objection thereto.

       Section 8. Representations and Warranties. Each Obligor represents and warrants to the Creditors that at and as of the Closing Date and at and as of each Funding Date (in each case immediately before and immediately after giving effect to the transactions to occur on such date):

       8.01. Corporate Existence; Compliance with Law. Each Company: (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (d) is in compliance with all Requirements of Law and, in the case of clauses (a), (b), (c) and (d) where the failure thereof individually or in the aggregate could have a Material Adverse Effect.

       8.02. Financial Condition; Etc. (A) Borrower has delivered to the Lenders
(1) the audited consolidated balance sheets of Borrower as of December 31, 1996, December 31, 1997 and December 31, 1998, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by KPMG LLP, certified public accountants and (2) unaudited consolidated balance sheet of Borrower as of June 30, 1998 and June 30, 1999 and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal quarters ended on such dates. All of said financial statements, including in each case the related schedules and notes, are true, complete and correct and have been prepared in accordance with

GAAP consistently applied and present fairly the financial position of Borrower as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments.

       (B) Except as set forth in Schedule 8.02(B) or in the financial statements or other information referred to in Section 8.02(A), as of the Closing Date there are no material liabilities of any Company of any kind required to be set forth on a balance sheet or in the notes thereto prepared in accordance with GAAP, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability.

       (C) Since December 31, 1998 there has been no Material Adverse Change.

       8.03. Litigation. Except in Schedule 8.03, there is no Proceeding pending against, or to the knowledge of any Obligor threatened in writing against or affecting, any Company or any of its respective Properties before any Governmental Authority that has a reasonable likelihood of being adversely determined and that, if determined or resolved adversely to such Company in accordance with the plaintiff's demands, could have a Material Adverse Effect.

       8.04. No Breach; No Default. (A) None of the execution, delivery and performance by any Obligor of any Credit Document to which it is a party nor the consummation of the transactions herein and therein contemplated will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of any Company or any Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or any term or provision of any Contractual Obligation of any Company or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or
(iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Agreement) upon any Property of any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which would not have a Material Adverse Effect and which would not subject any Creditor to any material risk of damages or liability to third parties.

       (B) No Company is in default under or with respect to any Contractual Obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Property in any respect which could have a Material Adverse Effect.

       (C) No Default or Event of Default has occurred and is continuing.

       8.05. Action. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each Credit Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Obligor of each Credit Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the other Credit Documents to which it is a party when executed and delivered by such Obligor (in the case of the Term Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       8.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Obligor of the Credit Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Agreement and except for consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain would not have a Material Adverse Effect.

       8.07. ERISA. No ERISA Event has occurred or is reasonably expected to occur. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1.0 million the fair market value of the assets of all such underfunded Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not result in a Material Adverse Effect. No Company maintains or contributes to any Foreign Plan.

       8.08. Taxes. Except as would not have a Material Adverse Effect, (i) all tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Company have been filed in accordance with all applicable laws; (ii) each Company has timely paid or made provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return correctly reflected the facts regarding income, business, assets, operations, activities and the status of each Company (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder) and (iii) each Company has made provision for all Taxes payable by such Company for which no Tax Return has yet been filed.

       Except as set forth on Schedule 8.08, (i) no extension of a statute of limitations relating to material Taxes is in effect with respect to any Company;
(ii) no Company has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group of corporations of which Borrower was the common parent; and (iii) there are no material tax sharing agreements or similar arrangements (including tax indemnity arrangements) with respect to or involving any Company.

       8.09. Investment Company Act; Other Restrictions. No Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. Borrower and each Subsidiary is exempt from all provisions of the Public Utility Holding Company Act of 1935 and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution, delivery and performance by the Obligors of this Agreement and the other Credit Documents and their respective obligations hereunder and thereunder do not violate any provision of such Act or any rule or regulation thereunder. No Obligor is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X.

       8.10. Environmental Matters. Except as disclosed in Schedule 8.10 and except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) each Company is in compliance with, and is not subject to liability under, any applicable Environmental Laws and there are no Environmental Laws which could result in material expenditures by any Company, and no such Environmental Laws would interfere in any material way with current or projected operations of any Company; (ii) no Company, or to the knowledge of the Obligors, any of its predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting or plans to conduct any action under Environmental Law; (iii) no Real Property now or formerly owned, leased or operated by any Company or, to the knowledge of the Obligors, any of their respective predecessors in interest is (x) listed or proposed for listing on the National Priorities List under the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which any Company is bound, which would prevent any Company's compliance with any Environmental Law, or which would give rise to any liability of any Company under any Environmental Law; (v) no Lien has been asserted or recorded, or to the knowledge of the Obligors, threatened, under any Environmental Law with respect to Property of any Company; and (vi) no Company is subject to any Proceeding alleging the violation of, or liability under, any Environmental Law or has received any Environmental Claim and, to the knowledge of the Obligors, no such Proceeding or Environmental Claim is threatened.

       8.11. Environmental Investigations. As of the Closing Date, all material environmental investigations, studies, audits or assessments in the possession, custody or control of any Company relating (i) to the current or prior business or operations of any Company or any of their respective predecessors in interest or (ii) to any Property now or previously owned, operated, leased or used by any Company or any of their respective predecessors in interest have been made available to Agents and the Lenders.

       8.12. Use of Proceeds. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose. Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets (either of Borrower individually or of Consolidated Companies) will be Margin Stock. If requested by any Creditor, Borrower will furnish to Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. Borrower will use the proceeds of all Term Loans solely to effect the Mobeo Acquisition, fees and expenses relating to the Mobeo Acquisition and the Credit Documents, to exercise the OpenSky Warrant and for working capital purposes.

       8.13. Subsidiaries, Etc. As of the Closing Date, Borrower has no Subsidiaries or interests (whether direct or indirect) in partnerships, Minority Interests or business trusts other than the entities set forth on Schedule 8.13. Borrower owns, as of the Closing Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each of its Subsidiaries, partnerships or Minority Interests listed on Schedule 8.13 as set forth on such Schedule.

       8.14. Ownership of Property; Liens. Each Company has good record and marketable title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property interest is subject to any Lien, except for Liens permitted by Section 9.07.

       8.15. Security Interest; Absence of Financing Statements; Etc. The Security Agreement, once executed and delivered, will create, in favor of Administrative Agent for the benefit of the Creditors, as security for the obligations purported to be secured thereby, a valid and enforceable and perfected first priority security interest in and Lien upon all of the Collateral (and the proceeds thereof), superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except as expressly permitted by the Security Agreement. There is no currently effective financing statement, security agreement or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any Lien on, or security interest in, any Collateral.

       8.16. Licenses and Permits. Each Company holds all governmental permits, licenses, authorizations, consents and approvals necessary for it to own, lease, and operate its Properties and to operate its businesses as now being conducted (collectively, the "Permits"), except for Permits the failure of which to obtain would not have a Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect would not have a Material Adverse Effect.

       8.17. True and Complete Disclosure; Exchange Act Filings. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to any Creditor in connection with the negotiation, preparation or delivery of the Credit Documents or included herein or therein or delivered pursuant hereto or thereto, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor, however, makes any representation as to the ability of any Company to achieve the results set forth in any such projections. Each Obligor understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

       8.18. Solvency. As of each Funding Date immediately prior to and immediately following the extensions of credit to occur on such date each Obligor is and will be Solvent (after giving effect to Section 6.08).

       8.19. Contracts. No Company is in default under any material contract or agreement to which it is a party or by which it is bound, nor, to Borrower's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that would not have a Material Adverse Effect.

       8.20. Labor Matters. Except as set forth in Schedule 8.20, there is (i) no unfair labor practice complaint pending against any Company or, to the knowledge of Borrower, threatened against any Company, before the National Labor Relations Board or any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Company or, to the knowledge of Borrower, threatened against any Company, (ii) no strike, labor dispute, slowdown or stoppage pending against any Company or, to the knowledge of Borrower, threatened against any Company and (iii) to the knowledge of Borrower, no union representation question existing with respect to the employees of any Company and, to the knowledge of Borrower, no union organizing activities are taking place, except such as would not, with respect to any matter specified in clause
(i), (ii) or (iii) above, individually or in the aggregate, have a Material Adverse Effect.

       8.21. Subordinated Debt. The Obligations are senior debt with respect to all Subordinated Debt of each Obligor and entitled to the full benefits of all subordination provisions therein and such subordination provisions are in full force and effect.

       8.22. Year 2000. Each Company has reviewed their operations with a view to assessing whether their business or operations will, in the receipt, transmissions, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. In addition each Company has undertaken to obtain assurances from their respective third party billing providers and their respective principal sources of equipment that they are addressing the potential problems of the Year 2000. No Company has reason to believe that the risks associated with the Year 2000 issue would have a Material Adverse Effect.

       8.23. Intellectual Property. To the knowledge of Borrower, each Company owns or possesses adequate licenses or otherwise has the right to use all of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how and processes (collectively, "Intellectual Property") that are necessary for the operation of its business as presently conducted, except where the failure to so own or possess such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 8.23, to the knowledge of Borrower, no claim is pending that any Company infringes upon the asserted rights of any other Person under any Intellectual Property, except for any such claim that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 8.23, to the knowledge of Borrower, no claim is pending that any such Intellectual Property owned or licensed by any Company or which any Company otherwise has the right to use is invalid or unenforceable, except for any such claim which would not, individually or in the aggregate, have a Material Adverse Effect.

       Except as set forth in Schedule 8.23, each Company owns or has the right to use all Intellectual Property and the consummation of the transactions contemplated hereby will not, alter or impair any such rights in a way that would, individually or in the aggregate, have a Material Adverse Effect. Subject to the rights of third parties set forth in Schedule 8.24, all Intellectual Property owned by any Company is free and clear of all Liens except such as would not, individually or in the aggregate, have a Material Adverse Effect with respects to Hazardous Materials or Environmental Laws.

       8.24. Existing Indebtedness. Schedule 8.24 sets forth a true and complete list of all Indebtedness of the Companies as of the Closing Date that is to remain outstanding after the Closing Date (excluding the Obligations hereunder), in each case showing the aggregate principal amount thereof and the name of each respective borrower and any other entity that directly or indirectly guaranteed such Indebtedness.

       Section 9. Covenants. Each Obligor, for itself and on behalf of its Subsidiaries, covenants and agrees with the Creditors that, so long as any Term Loan Commitment or Term Loan is outstanding and until payment in full of all amounts payable by Borrower hereunder (and each Obligor covenants and agrees that it will cause its Subsidiaries to observe and perform the covenants herein set forth applicable to any such Subsidiary):

       9.01. Financial Statements, Etc. The Companies shall deliver to Administrative Agent and each of the Lenders:

       (a) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year beginning with the fiscal quarter ending March 31, 2000, consolidated statements of operations, cash flows and stockholders' equity of Consolidated Companies for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Consolidated Companies as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated statements of operations, cash flows and stockholders' equity for the corresponding period in the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period, accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition, results of operations and cash flows of Consolidated Companies in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

       (b) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year beginning with the fiscal year ending December 31, 1999, consolidated and consolidating statements of operations, cash flows and stockholders' equity of Consolidated Companies for such year and the related consolidated and consolidating balance sheet of Consolidated Companies as at the end of such year, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating information as of the end of and for the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period, and accompanied by an opinion, without a going concern or similar qualification or exception as to scope, thereon of KPMG LLP or other independent certified public accountants of recognized national standing reasonably acceptable to Lead Arranger and the Majority Lenders, which opinion shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition, results of operations and cash flows of Consolidated Companies as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders may reasonably require; all such information will be prepared in accordance with GAAP consistently applied;

       (c) Auditor's Certificate; Compliance Certificate.

            (i) concurrently with the delivery of the financial statements referred to in Section 9.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to the Financial Maintenance Covenants, except as specified in such certificate; and

            (ii) at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, (1) a certificate of a senior financial officer of Borrower (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Companies have taken and proposes to take with respect thereto) and (II) setting forth in reasonable detail the computations necessary to determine whether each Company is in compliance with the Financial Maintenance Covenants applicable to it as of the end of the respective quarterly fiscal period or fiscal year, and (2) any final accountants' management letters delivered by the independent certified public accountants reporting on such financial statements to any Company;

       (d) Other Financial Information. Promptly upon delivery thereof to the holders of any debt securities or the stockholders of any Company generally, copies of all financial statements and reports and proxy statements so delivered, and at the time the same are filed, copies of all financial statements and reports which Borrower may make to or file with the Commission or any successor or analogous Governmental Authority;

       (e) Notice of Default. Promptly after any Company knows or has reason to believe that any Default has occurred or that any Company is in default of any material term or provision of any agreement or instrument relating to or evidencing material Indebtedness, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Companies have taken and propose to take with respect thereto;

       (f) Environmental Matters. Written notice of any Environmental Claim materially affecting any Company or the operations of any Company and any notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within any Real Property or any part thereof owned or leased by any Company, (iii) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, any Obligor's ability to perform any of its obligations under this Agreement when such performance is due or (iv) any other condition, circumstance, occurrence or event which could have a Material Adverse Effect with respect to Environmental Law or Hazardous Materials;

       (g) Auditors' Reports. Promptly upon receipt thereof, copies of all annual, interim or special reports submitted to any Company by independent certified public accountants in connection with each annual, interim or special audit of such Company's books made by such accountants, including, without limitation, any management letter commenting on any Company's internal controls submitted by such accountants to management in connection with their annual audit;

       (h) Annual Budgets. As soon as practicable and in any event within 60 days after the beginning of each fiscal year of Borrower beginning with the fiscal year ending December 31,

    1999, a consolidated plan and financial forecast for such fiscal year, including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Companies for such fiscal year and for each quarter of such fiscal year, together with an Officers' Certificate demonstrating pro forma compliance for such fiscal year with Section 9.11 and an explanation of the assumptions on which such forecasts are based and stating that such plan and projections have been prepared using assumptions believed in good faith by management of Borrower to be reasonable at the time made;

       (i) Notice of Material Adverse Effect. Written notice of the occurrence of any Material Adverse Effect;

       (j) Governmental Filings and Notices. Promptly upon request by Administrative Agent, copies of any other material reports or documents that were filed by any Company with any Governmental Authority relating to the acquisition or maintenance of a material license and copies of any and all material notices and other material communications from any federal, state or local Governmental Authority with respect to any Company;

       (k) ERISA Information. Promptly upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could result in liability to any Company in an aggregate amount exceeding $100,000, a written notice specifying the nature thereof, what action each ERISA Entity has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto;

       (l) ERISA Filings, Etc. Upon request by Administrative Agent, copies of:
    (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or ERISA Entity with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any ERISA Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

       (m) Lien Matters; Matters Adverse to Collateral. Prompt written notice of the incurrence of any Lien not expressly permitted by the Security Agreement on, or claim asserted against any of the Collateral;

       (n) Name and Location Changes. Promptly, written notice of any change (i) in any Obligors' corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of such Obligor's chief executive office, its principal place of business or any office in which it maintains books or records relating to Collateral, (iii) in such Company's identity or corporate structure or (iv) in such Obligor's Federal Taxpayer Identification Number (to the extent applicable). No Obligor will effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Administrative Agent to con-tinue at all times following such change to have a valid, legal and perfected security interests in all the Collateral; and

       (o) Miscellaneous. Promptly, such financial and other information with respect to Borrower or any Subsidiary as any Creditor may from time to time reasonably request.

       9.02. Litigation, Etc. Borrower shall promptly give to Administrative Agent and each Lender notice of all Proceedings, and (except to the extent that any such notice would, in the reasonable opinion of outside counsel to Borrower, waive attorney client privilege) any material development thereof, affecting any Company, except Proceedings which are not reasonably likely to have a Material Adverse Effect.

       9.03. Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of Obligations; Etc. Each Company shall (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises; provided, however, that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.06; (ii) except as is not reasonably likely to have a Material Adverse Effect, comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities; (iii) except as is not reasonably likely to have a Material Adverse Effect, timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which any material penalties attach thereto (except for any such Tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with
GAAP); (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property is not reasonably likely to have a Material Adverse Effect; (v) permit representatives of any Creditor during normal business hours and, except during the existence of any Default, upon reasonable prior notice, to examine its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and employees, all to the extent reasonably requested by such Creditor with the understanding and agreement that all information obtained thereby shall be subject to the confidentiality provisions of Section 12.11; (vi) upon reasonable notice, allow, with the presence of Borrower if Borrower so elects to participate, and subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract, Lead Arranger or any representative chosen by the Majority Lenders to consult with Borrower's independent public accountants and auditors with respect to the financial affairs of the Companies and authorize such accountants to disclose to Lead Arranger or any representative chosen by the Majority Lenders and the Lenders (and Lead Arranger to the Creditors) any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Companies with the understanding and agreement that all information obtained thereby shall be subject to the confidentiality provisions of Section 12.11; at the request of Lead Arranger or any representative chosen by the Majority Lenders, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.03(vi); (vii) perform in all material respects all of its Contractual Obligations, except where such failure to so perform, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect; and
(viii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Company in accordance with GAAP in effect from time to time or as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Company.

       9.04. Insurance. Each Company shall maintain, with financially sound and reputable insurers, insurance of the kinds and in the amounts customarily insured against by companies engaged in the same or similar business and similarly situated (including business interruption insurance). Each Company shall pay all insurance premiums payable by it as and when due.

       9.05. Limitation on Lines of Business; Limitation on Activities of Borrower. No Company shall directly or indirectly, engage to any material extent in any line or lines of business activity other than the business of the type conducted by the Companies as of the Closing Date and after giving effect to the Mobeo Acquisition, or any wireless communications business or any business similar, ancillary or related to any of the foregoing.

       9.06. Limitation on Fundamental Changes, Acquisitions or Dispositions. No Company shall, directly or indirectly, in a single transaction or series of transactions, (1) merge, consolidate or amalgamate with or into any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) effect any Acquisition, or (3) effect any Disposition (or agree to do any of the foregoing). Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted:

       (a) purchases and sales of Property in the ordinary course of business;

       (b) the granting of Permitted Liens;

       (c) the merger of Aether Systems, Inc. with Borrower and the merger, consolidation, dissolution or liquidation of (1) any Subsidiary with or into
    (i) Borrower if Borrower shall be the continuing or surviving corporation or
    (ii) any Qualified Subsidiary if a Qualified Subsidiary shall be the continuing or surviving corporation, and (2) any Non-Qualified Subsidiary with or into any other Non-Qualified Subsidiary;

       (d) Dispositions by any Company to any Qualified Company or by any Non-Qualified Subsidiary to any other Non-Qualified Subsidiary;

       (e) Dispositions of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business and the abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole; provided, however, that in each case the proceeds thereof shall be reinvested in the business of a Company within 90 days of such Disposition or such Property shall be replaced with that of greater or equal value;

       (f) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof;

       (g) any Company may effect any Disposition for fair market value resulting in gross proceeds not to exceed $250,000 since the Closing Date for the Companies in the aggregate; provided, however, that the Net Available Proceeds therefrom shall be applied as specified in Section 2.10(a)(iv);

       (h) Acquisitions by any Qualified Company; provided, however, that each Acquisition under this Section 9.06(h) shall satisfy each of the following conditions:

              (i)    no Default then exists or would result therefrom;

              (ii) after giving pro forma effect in accordance with GAAP to such Acquisition, (A) Borrower shall be in compliance with Section 9.11 as of the Test Date immediately prior to the consummation thereof (assuming, for purposes of Section 9.11, that such Acquisition, and all other Permitted Acquisitions consummated since the first day of the relevant measurement period for each financial covenant set forth in
       Section 9.11 ending on or prior to the date of such Acquisition, had occurred on the first day of such relevant measurement period), and (B) the Subsidiaries shall be in compliance with the covenants in the agreements covering Indebtedness to which they are subject;

              (iii) the board of directors of the acquired Person shall not have indicated its opposition to the consummation of such Acquisition;

              (iv) such Acquisition shall be effected through a Qualified Company and the Person or business acquired shall at the time of consummation of such Acquisition be merged or combined or consolidated with or into a Qualified Company (so long as, with respect to Borrower, Borrower is the surviving Company) or shall be or become at the time of consummation thereof a Qualified Company ;

              (v) Borrower shall have provided the Lenders not fewer than 15 days prior to the proposed closing thereof, with (1) written notice thereof and a brief description of the material terms thereof and a brief description of the business or Person to be acquired, (2) historical financial statements for the last three fiscal years (or, if less, for the period of such Person's existence) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (3) copies of all available material documentation pertaining to such Acquisition, (4) reasonably detailed projections pertaining to the Person or business to be acquired through the Final Maturity Date (assuming the extension thereof to the latest date permitted hereunder), and (5) all such other available information and data relating to such Ac-quisition or the Person or business to be acquired as may be reasonably requested by Lead Arranger or the Majority Lenders;

              (vi) Borrower shall have delivered to Lead Arranger and the Lenders (x) an Officers' Certificate at least 10 days prior to the date of consummation of such Acquisition (but in any event not earlier than a date which would result in the Test Date occurring on or immediately prior to the consummation of such Acquisition being more than 135 days prior to the date of consummation of such Acquisition) certifying that
       (1) such Acquisition complies with this Section 9.06(h) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such Acquisition is not reasonably likely to have a Material Adverse Effect and (y) financial statements referred to in clause (v) of this Section 9.06(h) for the most recently ended fiscal period if the latest financial statements previously delivered pursuant to clause (v) cover a period ending more than 135 days before the date of consummation of such Acquisition; and

              (vii) the Acquisition Consideration for such Acquisition shall consist solely of Equity Interests of Borrower;

       (i) the making of Investments permitted by Section 9.09 and the liquidation in the ordinary course of business of (A) Cash Equivalents and
    (B) Investments made pursuant to clause (a) of the definition of Permitted Investments.

       No Company shall effect the Disposition of any Equity Interests of any Subsidiary unless all Equity Interests owned by the Companies are sold in accordance with the Credit Documents.

       Subject to Section 12.04, to the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (other than to any Company), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Agreement and Administrative Agent shall take such actions as are appropriate in connection therewith.

       9.07. Limitation on Liens. No Company shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective Property, whether now owned or hereafter acquired, except, with respect to Collateral, for Liens expressly permitted by the Security Agreement and, with respect to all other Property, except for the following, which are herein collectively referred to as "Permitted Liens":

       (a) Liens (including any Prior Liens) in existence on the Closing Date and identified in Schedule 9.07;

       (b) Permitted Customary Liens;

       (c) Liens upon Property acquired after the Closing Date by any Company, which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the cost of such Property or improvements thereon; provided, however, that (1) no such Lien shall extend to or cover any Property of any Company other than the Property so acquired and improvements thereon and proceeds thereof, and (2) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired or constructed;

       (d) Liens securing obligations in respect of Capital Leases solely on Property (including improvements thereto and the proceeds thereof) subject to such Capital Leases;

       (e) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted by this Section 9.07(e) shall not cover any additional principal amount of Indebtedness or Property (other than like Property substituted for Property covered by such Lien); and

       (f) Liens created under this Agreement.

       9.08. Prohibition on Disqualified Capital Stock; Limitation on Indebtedness and Contingent Obligations; Limitation on Designated Senior Debt.
(A) No Company shall directly or indirectly issue or permit to be outstanding any Disqualified Capital Stock. No Company shall, directly or indirectly, incur or suffer to exist any Indebtedness or any Contingent Obligation, except for the following:

       (a) the Term Loans and the other Obligations (including the Guarantees) under the Credit Documents;

       (b) Indebtedness and Contingent Obligations outstanding on the Closing Date and listed in Schedule 8.24 and specified on Schedule 8.24 as to remain outstanding after the Closing Date (less the aggregate amount of any permanent prepayments or repayments thereof) and Permitted Refinancings thereof;

       (c) Indebtedness and Contingent Obligations of (A) any Company owing to any Qualified Company; provided, however, that such Indebtedness and Contingent Obligations shall not be held by any Person other than a Qualified Company and shall not be subordinate to any other Indebtedness or Contingent Obligations or other obligation of the obligor unless also subordinated to the Obligations on terms no less favorable to the Lenders than that of any other creditor and (B) any Non-Qualified Subsidiary owing to any Company so long as such Indebtedness and Contingent Obligations are not held by any Person other than a Company;

       (d) Contingent Obligations of any Qualified Company in respect of Indebtedness or other liabilities of any Qualified Company to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement; and

       (e) Indebtedness and Contingent Obligations of the Companies (including Permitted Refinancings thereof) secured by Liens permitted under Section 9.07(c) or (d) (and extensions, renewals or replacements thereof pursuant to Section 9.07(e)) not exceeding (together with any Permitted Refinancing thereof) $1.0 million in the aggregate at any time outstanding for the Companies collectively.

       All intercompany debt shall be unsecured and subordinate in right of payment (to the same extent as the subordination provisions set forth in Exhibit B hereto) to the Obligations. Each Obligor, by its execution and delivery of this Agreement, hereby agrees to subordinate its right of payment under any intercompany debt owed to it by any Company to the full and complete payment and performance of the Obligations. No Obligor shall incur any Subordinated Debt unless otherwise permitted by the foregoing exceptions listed as clauses (a) through (f) above and unless such Subordinated Debt shall be subordinated to the Obligations at least to the same extent and for so long as such Subordinated Debt is subordinated to such other Indebtedness.

       (B) No Company shall designate, or permit or suffer to exist the designation of, any Indebtedness or other obligation, other than Indebtedness under the Credit Documents, as "Designated Senior Indebtedness," as such term may be defined in any Subordinated Debt, or effect or permit or suffer to exist any comparable designation that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate payment blockage periods under any Subordinated Debt.

       9.09. Limitation on Investments; Limitation on Creation of Subsidiaries.
(A) No Company shall, directly or indirectly, make or permit to remain outstanding any Investments, except for the following:

       (a) Permitted Investments and Investments that were Permitted Investments when made;

       (b) Investments by any Company in any Qualified Company and Investments by any Non-Qualified Subsidiary in any Company; (c) Investments outstanding on the Closing Date and identified in Schedule 9.09 and any renewals, amendments and replacements thereof that do not increase the amount thereof;

       (d) additional Investments in any Non-Qualified Subsidiary to the extent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

       (e) any Company may hold the Equity Interests of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests issued in exchange therefor or as a dividend thereon;

       (f) Investments consisting of or made in order to consummate (A) Permitted Acquisitions and (B) the Mobeo Acquisition.

       (g) Investments consisting of the securities received upon exercise of the OpenSky Warrants.

       (B) No Company shall, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Majority Lenders; provided, however, that the provisions of this Section 9.09(B) shall not require the Majority Lenders' consent for the creation or acquisition of direct or indirect Wholly Owned Subsidiaries.

       9.10. Limitation on Dividend Payments. No Company shall, directly or indirectly, declare or make any Dividend Payment at any time, except any Subsidiary may declare and make Dividend Payments to Borrower or any Subsidiary and to minority interest holders in such Subsidiary if made on a pro rata basis to all holders of Equity Interests in such Subsidiary at the same time except that no Qualified Subsidiary may make any Dividend Payment to any Non-Qualified Subsidiary.

       9.11. Financial Covenants. (a) Minimum Revenue. Revenue shall not, as of any Test Date during any period set forth in the table below, be less than the amount set forth opposite such period in the table below:

                          Period                              Revenue
                          ------                              -------

      10/1/99-12/31/99                                 $1.737 million
      1/1/00-3/31/00                                   $2.788 million
      4/1/00-6/30/00                                   $4.444 million
      7/1/00-9/30/00                                   $7.302 million

    (b) Minimum Operating Cash Flow. Operating Cash Flow shall not, as any Test Date during any period set forth in the table below, be less than the amount set forth opposite such period in the table below:

                          Period                     Operating Cash Flow
                          ------                     -------------------

      10/1/99-12/31/99                                 $(5.965) million
      1/1/00-3/31/00                                   $(7.812) million
      4/1/00-6/30/00                                   $(9.060) million
      7/1/00-9/30/00                                   $(9.307) million

    (c) Minimum Liquidity. The sum of cash and Cash Equivalents and Unutilized Commitments shall not, as of any date, be less than the total amount of interest payments required hereunder from such date through the Final Maturity Date, based on the total Loans outstanding as of such date and assuming an interest rate based on the highest Applicable Margin. Not later than the fifth Business Day after the end of each month, Borrower shall deliver to the Administrative Agent an Officer's Certificate detailing the amount of cash and Cash Equivalents on hand as of the end of such month, together with calculations setting forth compliance with this Section 9.11 (c).

       9.12. Pledge or Mortgage of Additional Collateral. Promptly, and in any event within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Closing Date (including the Equity Interests of any Subsidiary hereafter created or acquired) (the "Additional Collateral") and after the creation or acquisition of any Subsidiary, each Company shall take all action reasonably necessary or desirable (to the extent permitted by applicable Contractual Obligations existing on the Closing Date), if any, including the execution and delivery of all such agreements, assignments, documents, registers and instruments (including amendments to the Credit Documents) and the filing of appropriate financing statements or other documents under the provisions of the UCC or applicable requirements of any Governmental Authority in each of the offices where such filing is necessary or appropriate, to grant (in the reasonable judgment of Administrative Agent or the Majority Lenders) to Administrative Agent, for the benefit of the Creditors, a duly perfected first priority Lien on such Property pursuant to appropriate Security Documents.

       9.13. Security Interests; Further Assurances. Each Company shall, promptly, upon the reasonable request of Administrative Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Agreement or otherwise deemed by Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior to and prior to the rights of all third Persons other than the holders of Prior Liens and subject to no other Liens except as permitted by the Security Agreement. Each Company shall deliver or cause to be delivered to Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent as Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Agreement. Upon the exercise by Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Company shall execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent or the Lenders may be so required to obtain.

       9.14. Compliance with Environmental Laws. Each Company shall (a) comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so would not have a Material Adverse Effect; (b) in the event of any Hazardous Material at, on, under or emanating from any Real Property which could result in liability under or a violation of any Environmental Law, in each case which could have a Material Adverse Effect, undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate such condition; provided, however, that no Company shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; and (c) promptly notify Administrative Agent of any event specified in clause (b) of this Section 9.14 and periodically thereafter keep Administrative Agent informed of any material actions taken in response to such event and the results thereof.

       9.15. Limitation on Transactions with Affiliates. No Company shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger, Acquisition or other consolidation), with or for the benefit of any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction is (i) otherwise not prohibited under this Agreement and (ii) on fair and reasonable terms that are not less favorable to such Company than those that are reasonably obtainable at the time in an arm's-length transaction with a Person that is not such an Affiliate; provided, however, that the following shall be permitted: (a) fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Company in the ordinary course of business; (b) the transactions and agreements in existence on the Closing Date and listed in Schedule 9.15 (as such agreements are in effect on the Closing Date, the "Existing Affiliate Agreements") and any amendment thereto that is not disadvantageous to the Lenders in any material respect; and (c) any employment agreements entered into by any Company in the ordinary course of business.

       9.16. Limitation on Accounting Changes; Limitation on Investment Company Status. Borrower shall not make or permit any change in (i) accounting policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or (ii) its fiscal year end (December 31 of each year); provided that the Company consolidate its financial statements with all Subsidiaries which are Guarantors. No Company shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

       9.17. Limitation on Activities of Aether Systems, Inc. Prior to the merger with and into Borrower, Aether Systems, Inc. shall not engage in any activities other than incident to maintaining its corporate existence and compliance with Laws applicable to it.

       9.18. Limitation on Certain Restrictions Affecting Subsidiaries. No Company shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness or any other obligation owed to any Company, (b) make Investments in or to any Company, or (c) transfer any of its Property to any Company, except (i) any such encumbrances or restrictions existing under or by reason of (x) applicable Law,
(y) the Credit Documents or (z) Indebtedness set forth on Schedule 8.24 and any Permitted Refinancing of any thereof so long as such restriction in such Permitted Refinancing is not more disadvantageous to the Creditors or Borrower than the Indebtedness being refinanced, (ii) restrictions on the transfer of Property subject to a Lien permitted under Section 9.07, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, (iv) restrictions on the transfer of any Property subject to a Disposition permitted under this Agreement, and (v) existing on the Closing Date and described on Schedule 9.19.

       9.19. Limitation on Payments or Prepayments of Indebtedness or Modification of Debt Documents. No Company shall, directly or indirectly:

       (a) make any payment or prepayment (optional or otherwise) on or redemption of or any payments in redemption, defeasance or repurchase (whether in cash, securities or other Property) of any Indebtedness, except
    (1) regularly scheduled mandatory payments of interest, (2) pursuant to any provision of any agreement governing any Indebtedness set forth on Schedule
    8.24 that requires the making of any such payment, prepayment, redemption, defeasance or repurchase or pursuant to the terms of any agreement governing any Permitted Refinancing of any thereof so long as not more disadvantageous to any Company or any Creditor than such Indebtedness being refinanced, and
    (3) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Borrower; or

       (b) amend, supplement, waive or otherwise modify any of the provisions of any agreement or instrument governing any Indebtedness set forth on Schedule
    8.24 (or any Permitted Refinancing of any thereof):

              (i) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest or dividends on, or increases the amount or shortens the time of payment of any principal, or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

              (ii) which relates to the affirmative or negative covenants, events of default, redemption or repurchase provisions, or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject any Company to any materially more onerous or more restrictive provisions; or

              (iii) if such Indebtedness is Subordinated Debt, which effects and changes to the subordination provisions (or related definitions) therein or otherwise materially adversely affects the interests of the Creditors as senior creditors or the interests of the Creditors under this Agreement or any other Credit Document in any respect.

       9.20. Year 2000 Compliance. Each Company will use commercially reasonable efforts to eliminate any significant risks that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000, in any respect that would cause a Material Adverse Effect.

       9.21. Tax Sharing Arrangements. No Company shall enter into or permit to exist any tax sharing agreement or similar arrangement unless the same shall have been reviewed by, and consented to, by Lead Arranger.

       9.22. Refinancing. Borrower shall use commercially reasonably efforts to refinance the Term Loans as soon as practicable after the Closing Date (the "Refinancing") and cooperate with

MLPF&S in the marketing of any offering of securities in accordance with a mutually satisfactory marketing and roadshow schedule. The Company shall (i) cooperate with MLPF&S and provide MLPF&S with information required by MLPF&S in connection with the Refinancing or other means of refinancing the Term Loans,
(ii) assist MLPF&S in connection with the marketing of the Refinancing (including promptly providing to MLPF&S any information reasonably requested to effect the Refinancing and making available senior management of Borrower for investor meetings), and (iii) cooperate with MLPF&S in the timely preparation of marketing materials to be used in connection with the syndication of the Loan and any registration statement or private placement memoranda relating to the Refinancing.

       9.23. Additional Obligors. Upon any Company creating or acquiring any Subsidiary after the Closing Date (each such Subsidiary referred to herein as an "Additional Obligor" and collectively as the "Additional Obligors"), Borrower shall (i) cause each such Subsidiary that is a Wholly Owned Subsidiary to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents and a Joinder Agreement) as Administrative Agent or the Majority Lenders may reasonably request and do such other acts and things as Administrative Agent or the Majority Lenders may reasonably request in order to have such Subsidiary guarantee the Obligations in accordance with the terms of the Credit Documents, (ii) promptly, to the extent permitted by Contractual Obligations existing on the Closing Date, (I) execute and deliver to Administrative Agent such amendments to the Security Documents as Administrative Agent deems necessary or advisable in order to grant to Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Equity Interests and debt securities of such new Subsidiary which are owned by Borrower or any Subsidiary and required to be pledged pursuant to the Security Agreement, (II) deliver to Administrative Agent the certificates representing such Equity Interests and debt securities, together with (A) in the case of such Equity Interests, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of Borrower or such Subsidiary, as the case may be, (III) to the extent permitted by Contractual Obligations existing on the Closing Date, cause such new Subsidiary to take such actions necessary or advisable to grant to Administrative Agent for the benefit of the Creditors a perfected first priority security interest in the collateral described in the Security Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by Administrative Agent, and (IV) if reasonably requested by Administrative Agent, deliver to Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Administrative Agent.

       9.24. Limitation on Issuance or Dispositions of Equity Interests of Subsidiaries. Neither Borrower nor any Subsidiary shall effect the Disposition of any Equity Interests of any Subsidiary unless all Equity Interests owned by Borrower and the Subsidiaries are sold pursuant thereto in accordance with the Credit Documents, upon which sale the Guarantee by such Subsidiary shall be automatically deemed to be released.

       Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

       (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Term Loan, or (ii) Borrower shall default in the payment when due of interest on any Term Loan or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for five or more Business Days; or

       (b) (i) Any Company shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Terms Loans) aggregating $2.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or (ii) any Company fails to perform or observe any other term, condition or covenant, or any other event shall occur or condition exist under any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $2.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with or without notice or passage of time or both), such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

       (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Company or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been incorrect, false or misleading as of the time made, deemed made or furnished in any material respect; or

       (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.06 through 9.11, 9.14, 9.15 or
    9.17 through 9.24; or Borrower shall default in the performance of its obligations under Section 9.01(e) or (k) and such default shall continue unremedied for at least seven Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement or the Security Agreement and such default shall continue unremedied for a period of at least thirty days after written notice thereof to such Obligor and Borrower by Administrative Agent or the Majority Lenders; or

       (e) Any Company shall fail generally to pay its debts as such debts become due; or

       (f) Any Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence or consents to any Insolvency Proceeding, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert within 30 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary Insolvency Proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

       (g) (i) Any Insolvency Proceeding is commenced or filed against any Company, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against any Company, and either (1) such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 30 days after commencement, filing or levy or (2) such proceeding shall not be actively contested by such Company; (ii) any Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) any Company acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its Property or business; or (iv) an order of relief against any Company shall be entered in any Insolvency Proceeding; or

       (h) A final judgment or judgments for the payment of money in excess of $2.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Company and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Company shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

       (i) An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that, in the opinion of the Majority Lenders when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, is reasonably likely to result in liability of any Company in an aggregate amount exceeding $1.0 million; or

       (j) Any Change of Control shall occur; or

       (k) Any Guarantee ceases to be in full force and effect (other than in connection with any merger, consolidation, disposition or liquidation of a Guarantor permitted under this Agreement) or any of the Guarantors repudiates, or attempts to repudiate, any of its obligation under any of the Guarantees; or

       (l) Any Credit Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a Proceeding shall be commenced by any Company or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of ques-tions of interpretation of any provision thereof), or any Company shall repudiate or deny in writing that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Credit Document; or

       (m) Any non-monetary judgment, order or decree is entered against any Company which does or would reasonably be likely to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

       (n) The Security Agreement after delivery thereof by any Obligor at any time shall cease to be in full force and effect, or ceases to give Administrative Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of Administrative Agent on behalf of the Creditors, superior to and prior to the rights of all third Persons other than the holders of Prior Liens and subject to no other Liens except as expressly permitted thereby, or any judgment creditor having a Lien against any Collateral commences legal action to foreclose such Lien or otherwise exercise its remedies against any Collateral or any Company fails to comply with or to perform any material obligation or agreement under the Security Agreement within ten days after being requested by Administrative Agent or any Lender; or

       (o) The subordinated provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail in any material respect to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or any Obligation shall fail to constitute Senior Indebtedness (as defined in any Subordinated Debt), or any Obligor shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (e), (f) or (g) of this Section 10, Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Term Loan Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Term Loans and all other amounts payable by Borrower hereunder and under the Term Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Agreement during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (e), (f) or
(g) of this Section 10, the Term Loan Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Term Loans and all other amounts payable by Borrower hereunder and under the Term Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

       Section 11. Agents

       11.01. General Provisions. Each of the Lenders and Agents hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and of the Security Agreement, together with such actions and powers as are reasonably incidental thereto. Administrative Agent agrees to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered to the Lenders by any Obligor).

       The Lender or other financial institution serving as any Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or other Affiliate thereof as if it were not such Agent hereunder.

       No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be required by Section 12.04), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by Section 12.04) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to Administrative Agent and such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered under any Credit Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or (vi) making a determination that any condition precedent set forth in
Section 7 that is to be to such Agent's satisfaction is satisfied.

       Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper

Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the payee of any Term Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders or such other number or percentage of the Lenders as shall be required by Section 12.04) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release Administrative Agent from performing any action with respect to Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.

       Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent and reasonably acceptable to Borrower. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such Agent.

       Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders (with respect to Administrative Agent only) and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Agent's resignation hereunder, the provisions of this Section 11 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

       Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent shall be deemed a trustee or other fiduciary on behalf of any party.

       11.02. Indemnification. Each Lender agrees to indemnify and hold harmless each Agent (to the extent not reimbursed under Section 12.03, but without limiting the obligations of any Obligor under Section 12.03), ratably in accordance with the aggregate principal amount of the respective Term Loan Commitments and Term Loans, for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent under or in respect of any Credit Document or other such documents or the transactions contemplated thereby (including the costs and expenses that the Obligors are obligated to pay under Section 12.03 or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

       11.03. Consents Under Other Credit Documents. Except as otherwise provided in this Agreement and the other Credit Documents, Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

       Section 12. Miscellaneous

       12.01. Waiver. No failure on the part of any Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

       12.02. Notices. All notices, requests and other communications provided for herein and under the Security Agreement (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or any Guarantor, as so specified for Borrower) or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

       12.03. Expenses, Indemnification, Etc. (a) The Obligors, jointly and severally, agree to pay or reimburse:

       (i) Each Agent for all of their respective reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel or other counsel to Agents selected by Agents (and all local counsel reasonably deemed necessary by Agents)) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension of credit hereunder, (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective) and (3) the syndication of the Term Loans and Term Loan Commitments; and

       (ii) each of the Lenders and each Agent for all their respective reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with (1) any enforcement or collection proceedings resulting from any Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) the enforcement of this Section 12.03 and (3) any documentary taxes.

       (b) The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, officers, employees and agents (each, an "Indemnitee") from, and hold each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by any Agent to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents (including the Transactions), any breach by any Company of any representation, warranty, covenant or other agreement contained in any Credit Document in connection with any of the Transactions, the use or proposed use of any of the Term Loans, but excluding any such Losses to the extent finally determined by a court of competent jurisdiction in a final and nonappealable judgment to have arisen solely from the gross negligence or bad faith of the Indemnitee.

       Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of any Company (or any predecessor in interest to any Company), (B) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility; provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

       To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

       The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in any Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence or bad faith of such Indemnitee.

       The Obligors agree that, without the prior written consent of Administrative Agent, Syndication Agent and the Majority Lenders which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

       12.04. Amendments, Etc. (i) No provision of any Credit Document may be amended, modified or supplemented except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders, and no provision of any Credit Document may be waived except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders; provided, however, that:

       (a) no amendment, modification, supplement or waiver shall, unless by an instrument signed by each Lender or by Administrative Agent acting with the written consent of each Lender (with the consent of Lenders having Obligations directly affected thereby in the case of clauses (I), (II) or
    (IV) (it being understood that the consent of no other Lender or Agent is needed in each such case)): (I) extend the scheduled final maturity of any Term Loan or Term Note (other than pursuant to Section 3.01(b)), or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Term Loans pursuant to clause (b) of Section 3.02) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or make any change to the definition of Applicable Margin or any defined term used therein in the context of being used therein in each case if the effect thereof would be to reduce the rate of interest on any Term Loan (it being understood that increases in the rate of interest to be paid to any Lender shall require only the consent of the Majority Lenders), (II) extend the final maturity of any of the Term Loan Commitments (or reinstate any Commitment terminated pursuant to Section 10) or amend Section 2.04(a), (III) change the currency in which any Obligation is payable, (IV) amend the terms of this Section
    12.04 or clause (iv) of Section 12.06(b), Section 4.07, 5 or 11.03, (V) reduce the percentages specified in the definition of the term "Majority Lenders" or "Supermajority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (VI) release any Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document except in a transaction permitted by Section 9.06, (VIII) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents) or agree to additional obligations (other than the Obligations and any other extensions of credit under this Agreement consented to by the Majority Lenders) being secured by the Collateral, or
    (IX) amend Section 12.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document (it being understood that, notwithstanding the foregoing or any other provision hereof to the contrary, any prepayment required by Section 2.10(a) may be waived or amended by the Majority Lenders);

       (b) no such amendment or waiver shall increase the Term Loan Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments or waivers of conditions precedent, covenants or Defaults shall not constitute an increase of the Commitment of any Lender);

       (c) any modification or supplement of or waiver with respect to Section 11 which affects any Agent in its capacity as such shall require the consent of such Agent;

       (d) the consent of the Supermajority Lenders shall be required to effect any amendment of the provisions of Section 3.01(b) or of any defined term used therein in the context of being used therein and the consent(it being understood that no consent of any Lender need be obtained to effect the extension of the Final Maturity Date in accordance with the term of 3.01(b)); and

       (e) no consent of any Lender need be obtained to effect any amendment of any Credit Document necessary to comply with Section 9.12 or Section 9.20.

       (ii) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by
Section 12.04(i)(a) (other than clause (I) of such section), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace one or more of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (I) of Section 12.04(i)(a).

       (iii) Notwithstanding anything herein to the contrary, with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Term Loan Commitments (and related extensions of credit) are included on the Closing Date.

       12.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       12.06. Assignments and Participations. (a) No Obligor may assign its respective rights or obligations hereunder or under the Term Notes or any other Credit Document without the prior written consent of all of the Lenders.

       (b) Subject to the terms of the Syndication Letter, each Lender may assign to any Eligible Person any of its Term Loans its Term Note, and its Term Loan Commitments (but only with the consent (which shall not be unreasonably withheld, delayed or conditioned) of Lead Arranger); provided, however, that (i) no consent of Lead Arranger shall be required in the case of any assignment to another Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to Lead Arranger); (ii) no consent of Lead Arranger need be obtained if any Event of Default shall have occurred and be continuing or if Lead Arranger, in consultation with Borrower, determine that such assignment is necessary to achieve a successful syndication; (iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by any Agent or any of their respective Affiliates in connection with the syndication of the Term Loan Commitments and/or Term Loans or otherwise, shall be in an aggregate amount of at least $500,000 (unless the assignor's Term Loans and Term Loan Commitments are reduced to $0 or unless Borrower and Lead Arranger otherwise consent) and (iv) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders. Any assignment of a Term Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Term Note shall expressly so provide). Any assignment or transfer of a Term Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Term Note evidencing such Term Loan (if a Term Note was issued in respect thereof), accompanied by an instrument in writing substantially in the form of Exhibit E, and upon consent thereto by Lead Arranger to the extent required above (none of which consents to be unreasonably withheld or delayed), one or more new Term Notes (if requested by the New Lender) in the same aggregate principal amount shall be issued to the designated assignee and the old Term Notes shall be returned by Administrative Agent to Borrower marked "cancelled". Upon execution and delivery by the assignee to Lead Arranger of an instrument in writing substantially in the form of Exhibit E, and upon consent thereto by Lead Arranger to the extent required above (none of which consents to be unreasonably withheld or delayed), upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Term Loan Commitments, Term Loans (or portions thereof) assigned to it (in addition to the Term Loan Commitments, and Term Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Term Loan Commitments (or portion thereof) so assigned. Upon any such assignment (other than to a Lender or any Affiliate of a Lender or any Approved Fund and other than any assignment by Lead Arranger or any of its Affiliates) the assignee Lender shall pay a fee of $2,000 to Administrative Agent. Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 12.07. Each assignment shall be made pursuant to an agreement substantially in the form of Exhibit J.

       (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Term Loans held by it, or in its Term Loan Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of
Section 5 (provided, however, that no Participant shall be entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Term Loans and Term Loan Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under any Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under Section 5 in respect of Term Loans and its Term Loan Commitments shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Term Loans and Term Loan Commitments, and as if such Lender were funding each of such Term Loan and Term Loan Commitments in the same way that it is funding the portion of such Term Loan and Term Loan Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (I),

(II), (III) or (VIII) of clause (a) of the proviso to Section 12.04 to the extent such Lender's consent is required therefor.

       (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Term Loans and its Term Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is an investment fund, any such Lender may assign or pledge all or any portion of its Term Loans and its Term Notes to its trustee in support of its obligations to its trustee, without notice to or consent of Borrower or any Agent. No such assignment shall release the assigning Lender from its obligations hereunder.

       (e) A Lender may furnish any information concerning any Company in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees to be bound by the provisions of Section 12.11. In addition, each Agent may furnish any information concerning any Obligor or any of its Affiliates in such Agent's possession to any Affiliate of such Agent, subject, however, to the provisions of Section 12.11. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this
Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

       (f) Borrower agrees to, promptly, upon the request of Lead Arranger, (a) provide, and cause its affiliates and advisors to provide, to Lead Arranger all information reasonably deemed necessary by Lead Arranger to complete successfully the syndication, including information and projections (including updated projections) contemplated hereby, (b) assist, and cause its affiliates and advisors to assist, Lead Arranger in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection therewith, and (c) make available at reasonable times representatives of Borrower. Borrower also agrees to use its reasonable best efforts to ensure that Lead Arranger's syndication efforts benefit materially from its (and its affiliates') existing lending relationships. Borrower agrees not to issue or syndicate or announce the issuance or syndication of any credit facility or debt security by Borrower or any of its subsidiaries during the syndication of the Term Facility. The provisions of this paragraph shall survive through completion of syndication of the Term Facility (as determined by Lead Arranger in its sole discretion), except that the provisions of the preceding sentence shall be in effect only until the 90th day after the Closing Date.

       12.07. Survival. The obligations of the Obligors under Sections 5.01, 5.05, 5.06 and 12.03, the obligations of each Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06 and 11.02, shall survive the repayment of the Term Loans and the termination of the Term Loan Commitments and, in the case of any Lender that may assign any interest in its Term Loan Commitments or Term Loans hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Term Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty.

       12.08. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

       12.09. Counterparts; Interpretation; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Fee Letter, the Syndication Letter and the Engagement Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the Fee Letter and the Engagement Letter, which are not superseded and survive. This Agreement shall become effective when the Closing Date shall have occurred and this Agreement shall have been executed and delivered by the Obligors and each Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

       12.10. Governing Law; Submission to Jurisdiction; Waivers; Etc. Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (I) submits for itself and its Property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (II) consents that any such Proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (III) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth on the signature page hereto or at such other address of which Administrative Agent shall have been notified pursuant thereto; and (IV) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

       12.11. Confidentiality. Each Lender agrees to keep confidential information obtained by it pursuant to the Credit Documents confidential in accordance with such Lender's custom-ary practices and agrees that it will only use such information in connection with the transactions contemplated hereby and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature thereof or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 12.11, such Lender being liable for any breach of confidentiality by any Person described in this clause (a)), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by any Law, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the NAIC) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 12.11, (f) to the extent required in connection with any litigation between any Obligor and any Creditor with respect to the Term Loans or any Credit Document or (g) with Borrower's prior written consent.

       12.12. Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law. the representation and warranties contained herein will be terminated upon the repayment in full of all Obligations and termination of all Commitments hereunder.

       12.13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                            [Signature Pages Follow]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                 AETHER SYSTEMS LLC


                                 By: /s/ DAVID C. REYMANN
                                     ---------------------------
                                     Name:  David C. Reymann
                                     Title: Chief Financial Officer


                                 Address for Notices:
                                             11460 Cronridge Drive
                                             Owings Mills, MD  21117


                                 Contact Person:  David C. Reymann


                                 Facsimile No.:  (410) 654-6554


                                 Telephone No.:  (410) 654-6400

                                 With a copy to:

                                 Mark A. Dewire
                                 Wilmer Cutler & Pickering
                                 2445 M Street, NW
                                 Washington, DC  20037-1420
                                 Facsimile No.:  (202) 663-6363
                                 Telephone No.:  (202) 663-6000

                                 GUARANTORS:


                                 Aether Systems, Inc.
                                 Aether OpenSky Investments LLC*
                                 Mobeo, Inc.,

                                 Each as a Guarantor


                                 By: /s/ DAVID C. REYMANN
                                     ---------------------------
                                     Name:  David C. Reymann
                                     Title: Chief Financial Officer

                                     *By: Aether Systems LLC

                                 MERRILL LYNCH & CO.
                                 MERRILL LYNCH, PIERCE, FENNER
                                   & SMITH INCORPORATED,
                                   as Lead Arranger, Syndication Agent and
                                   Administrative Agent


                                 By: /s/ JACK LUCENT
                                     --------------------------
                                     Name:  Jack Lucent
                                     Title: Director



                                 Address for Notices:
                                   World Financial Center
                                   c/o Merrill Lynch & Co.
                                   Merrill Lynch, Pierce, Fenner
                                     & Smith Incorporated
                                   South Tower
                                   225 Liberty Street
                                   New York, New York  10080-6114
                                   Attention:  Jack Lucid

                                 Facsimile No.:  (212) 449-8230
                                 Telephone No.:  (212) 449-8221

                                 LENDERS


                                 MERRILL LYNCH CAPITAL CORPORATION,
                                   as a Lender


                                 By: /s/ JACK LUCENT
                                     ----------------------------
                                     Name:  Jack Lucent
                                     Title: Vice President

                                 Lending Office for all Loans:

                                 World Financial Center
                                   c/o Merrill Lynch & Co.
                                   North Tower - 7th Floor
                                   250 Vesey Street
                                   New York, New York  10281-1307

                                 Address for Notices:

                                 World Financial Center
                                   c/o Merrill Lynch & Co.
                                   North Tower
                                   250 Vesey Street
                                   New York, New York  10281-1316
                                   Attention: Jack Lucid

                                 Facsimile No.:  (212) 449-8230
                                 Telephone No.:  (212) 449-8221

                                     ANNEX A


                              TERM LOAN COMMITMENTS



                                                       Allocation
   --------------------------------------       -----------------------------

   Institution                                    Term Loan Commitments
   --------------------------------------       -----------------------------
     Merrill Lynch Capital Corporation                 $17,000,000
                                                -----------------------------
                     Total                             $17,000,000
                                                =============================